As filed with the Securities and Exchange Commission on July 23, 1996

                                                    Registration No. 333-04601

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          Continental Airlines, Inc.
                      Continental Airlines Finance Trust
            (Exact name of registrant as specified in its charter)
                Delaware                               74-2099724
                Delaware                               51-6502566
    (State or other jurisdiction of          (I.R.S. employer identification
     incorporation or organization)                      number)

                        2929 Allen Parkway, Suite 2010
                             Houston, Texas 77019
                                (713) 834-2950
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                              executive offices)

                           Jeffery A. Smisek, Esq.
             Senior Vice President, General Counsel and Secretary
                          Continental Airlines, Inc.
                        2929 Allen Parkway, Suite 2010
                             Houston, Texas 77019
                                (713) 834-2950
                   (Name, address, including zip code, and
                    telephone number, including area code,
                           of agent for service)

                        Copies of correspondence to:
                            Michael L. Ryan, Esq.
                      Cleary, Gottlieb, Steen & Hamilton
                              One Liberty Plaza
                           New York, New York 10006

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

  If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.  [   ]

                       CALCULATION OF REGISTRATION FEE


===============================================================================

                                       PROPOSED      PROPOSED
                          AMOUNT TO    MAXIMUM       MAXIMUM
TITLE OF EACH CLASS OF       BE        OFFERING      AGGREGATE     AMOUNT OF
      SECURITIES         REGISTERED    PRICE PER     OFFERING     REGISTRATION
   TO BE REGISTERED          (1)       UNIT (4)      PRICE (4)       FEE(1)
- -------------------------------------------------------------------------------
Convertible Preferred
Securities of
Continental Airlines
Finance Trust            4,997,000    $66.75(1)   $333,549,750(1)   $115,018
- -------------------------------------------------------------------------------
Convertible
Subordinated
Deferrable Interest
Debentures of
Continental
Airlines, Inc.              (2)          --             --             --
- -------------------------------------------------------------------------------
Class B common
stock of
Continental Airlines,
Inc.                        (3)          --             --             --
- -------------------------------------------------------------------------------
Preferred Securities
Guarantee of
Continental
Airlines, Inc. and
certain back-up
undertakings(5)
- -------------------------------------------------------------------------------
Total                    4,997,000      100%      $333,549,750      $115,018

===============================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act. The registration fee was previously paid.
(2) $249,850,000 in aggregate principal amount of 8-1/2% Convertible Subordinated Deferrable Interest Debentures (the "Convertible Subordinated Debentures") of Continental Airlines, Inc. (the "Company") were issued and sold to Continental Airlines Finance Trust (the "Trust") in connection with the issuance by the Trust of 4,997,000 of its 8-1/2% Convertible Preferred Securities (the "Preferred Securities"). The Convertible Subordinated Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.
(3) Such indeterminate number of shares of Continental Airlines, Inc. Class B common stock as may be issuable upon conversion of the Preferred Securities registered hereunder, including such shares as may be issuable pursuant to anti-dilution adjustments.
(4)     Exclusive of accrued interest and distributions, if any.
(5) No separate consideration will be received for the Preferred Securities Guarantee. The Preferred Securities Guarantee includes the rights of holders of the Preferred Securities under the Preferred Securities Guarantee, the Convertible Subordinated Debentures and certain back-up undertakings, comprised of obligations of Continental Airlines, Inc. under the Indenture and pursuant to the Declaration to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of Continental Airlines Finance Trust, as described in the Registration Statement. All obligations under the Declaration, including the indemnity obligation, are included in the back-up undertakings.

           ---------------------------------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


             SUBJECT TO COMPLETION--DATED JULY 23, 1996
PROSPECTUS
                  4,997,000 Preferred Securities
                Continental Airlines Finance Trust
           8 1/2% Convertible Trust Originated Preferred
               Securities SM (Convertible TOPrS SM)
          (Liquidation Amount $50 per Preferred Security)
             Fully and Unconditionally Guaranteed by,
           and convertible into Class B common stock of,

                    Continental Airlines, Inc.

      This Prospectus relates to the offering for resale of the 8 1/2% Convertible Trust Originated Preferred Securities SM (the "Convertible TOPrS SM" or "Preferred Securities"), liquidation amount $50 per Preferred Security, which represent preferred undivided beneficial interests in the assets of Continental Airlines Finance Trust, a statutory business trust formed under the laws of the State of Delaware (the "Issuer" or the "Trust") and the shares of Class B common stock, par value $.01 per share ("Class B common stock") of Continental Airlines, Inc., a Delaware corporation ("Continental" or the "Company"), issuable upon conversion of the Preferred Securities. The Preferred Securities were issued and sold (the "Original Offering") on November 28, 1995 and December 12, 1995 (the "Original Offering Date") to the Initial Purchasers (as defined herein, see "Selling Holders") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Continental directly or indirectly owns all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Issuer. The Issuer exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from Continental its 8 1/2% Convertible Subordinated Deferrable Interest Debentures due 2020 (the "Convertible Subordinated Debentures") having the terms described herein. Upon an event of default under the Declaration

(as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

      The Preferred Securities and the Class B common stock issuable upon conversion of the Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements. (continued on following page)

      "Convertible Trust Originated Preferred Securities" and
"Convertible TOPrS" are service marks of Merrill Lynch & Co.,
Inc.

      Prospective investors should carefully consider the matters discussed under the caption "Risk Factors" commencing on page 6.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
              The date of this Prospectus is        , 1996.

(continued from cover page)

      Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 8 1/2% of the liquidation amount of $50 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing March 1, 1996 ("distributions"). The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of Preferred Securities, as set forth below, are guaranteed by Continental (the "Guarantee") to the extent described under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless the Company has made a payment of interest or principal or other payments on the Convertible Subordinated Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors--Rights under the Guarantee." Continental's obligations under the Guarantee are subordinate and junior to all liabilities of Continental, except any liabilities that may be made pari passu expressly by their terms, and are pari passu with the most senior preferred stock issued from time to time by Continental and certain other guarantees. The obligations of Continental under the Convertible Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Continental. At March 31, 1996, Senior Indebtedness of Continental aggregated approximately $ 1.7 billion.

      The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Convertible Subordinated Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Convertible Subordinated Debentures, no amounts will be paid on the Preferred Securities. If Continental does not make principal or interest payments on the Convertible Subordinated Debentures, the Issuer will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Issuer has sufficient funds available therefor.

      Continental has the right to defer payments of interest on the Convertible Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions on the Preferred
Securities also will be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of 8 1/2% per annum compounded quarterly. During any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Subordinated Debentures (but distributions would continue to accumulate quarterly and accrue interest) until the end of any such Extension Period. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Preferred
Securities--Distributions" and "Description of the Convertible
Subordinated Debentures--Option to Extend Interest Payment
Period." The Convertible Subordinated Debentures will mature on
December 1, 2020.

      Each Preferred Security will be convertible at any time, at the option of the holder thereof, into shares of Continental's Class B common stock (the "Class B common stock") at a conversion rate of 2.068 shares of Class B common stock for each Preferred Security (equivalent to $24.18 per share of Class B common stock), subject to adjustment in certain circumstances. Such conversion rate and conversion price have been adjusted for the 2-for-1 stock split announced by Continental on June 26, 1996 and payable on July 16, 1996 to holders of record of its Class B common stock and Class A common stock on July 2, 1996. The Class B common stock is quoted on the New York Stock Exchange

("NYSE") under the symbol CAI.B. On July 22, 1996, the last reported sale price of the Class B common stock on the NYSE was $23.50, which price gives effect to the stock split.

      The Convertible Subordinated Debentures are redeemable by Continental, in whole or in part, from time to time, on or after December 1, 1998 at the redemption prices set forth herein. The Convertible Subordinated Debentures may also be redeemed at any time upon the occurrence of a Tax Event (as defined herein). If Continental redeems Convertible Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so redeemed at a redemption price corresponding to the redemption price of the Convertible Subordinated Debentures plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Convertible Subordinated Debentures. In addition, the Trust will be dissolved upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Convertible Subordinated Debentures are redeemed in the limited circumstances described herein. The Trust will also be dissolved upon the occurrence of an Investment Company Event (as defined herein). Upon dissolution of the Trust, the Convertible Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution." If the Convertible Subordinated Debentures are distributed to the holders of the Preferred Securities, Continental will use its best efforts to have the Convertible Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Subordinated Debentures."

      In the event of the liquidation, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, Convertible Subordinated Debentures are distributed to the holders of the Preferred Securities. Pursuant to the Declaration, the Trust shall terminate on December 1, 2030 or upon the occurrence of certain specified events (including the bankruptcy of Continental). See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

                       AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission: Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1300, Seven World Trade Center, New York, New York 10048; and The Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      Continental is the successor to Continental Airlines
Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

      No separate financial statements of the Issuer have been included herein. Continental does not consider that such financial statements would be material to holders of Preferred
Securities because (i) all of the voting securities of the Issuer are owned, directly or indirectly, by Continental, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in the Convertible Subordinated Debentures issued by Continental and
(iii) the Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred
Securities. See "Continental Airlines Finance Trust", "Description of the Convertible Subordinated Debentures" and "Description of the
Guarantee".

      This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus:
(i) Continental's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8, 1996 and April 10, 1996, respectively), (ii) the description of Class B common stock contained in Continental's registration statement (Registration No.0-21542) on Form 8-A, and any amendment or report filed for the purpose of updating such description, (iii) Continental's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (iv) Continental's Current Reports on Form 8-K, filed on January 31, 1996, March 26, 1996, May 7, 1996, June 27, 1996 and July 22, 1996.

      All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Continental will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone (713) 834- 2950.

                           RISK FACTORS

      PROSPECTIVE PURCHASERS OF THE PREFERRED SECURITIES SHOULD
CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS
PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING
MATTERS.

Risk Factors Relating to the Company

Continental's History of Operating Losses

      Although Continental recorded net income of $224 million in 1995 and $88 million in the three months ended March 31, 1996, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

Leverage and Liquidity

      Continental has successfully negotiated a variety of agreements to increase its liquidity during 1995 and 1996.
Nevertheless, Continental remains more leveraged and has significantly less liquidity than certain of its competitors, several of whom have available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry.

      As of March 31, 1996, Continental and its consolidated subsidiaries had approximately $1.7 billion (including current maturities) of long-term indebtedness and capital lease obligations and had approximately $702 million of minority interest, preferred securities of trust, redeemable preferred stock and common stockholders' equity. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with fresh start reporting.

      During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental has cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.

      As of March 31, 1996, Continental had approximately $657 million of cash and cash equivalents, including restricted cash and cash equivalents of $124 million. Continental does not have general lines of credit and has significant encumbered assets.

      Continental had firm commitments with The Boeing Company
("Boeing") to take delivery of 43 new jet aircraft during the years 1997 through 2002.

Continental has recently amended the terms of these firm commitments with Boeing to take delivery of 61 new jet aircraft during the years
1997 through 2003. The estimated aggregate cost of these aircraft is $2.7 billion. These amendments changed the product mix and timing of delivery of aircraft without significantly changing the aggregate cost of the prior order, in order to more closely match Continental's anticipated future aircraft needs. In addition, the Company took delivery of one Beech 1900-D aircraft in May 1996 and an additional five such aircraft are scheduled to be delivered later in 1996.
The Company currently anticipates that the firm financing commitments available to it with respect to its acquisition of new aircraft from Beech Acceptance Corporation ("Beech") will be sufficient to fund all deliveries scheduled during 1996, and that it will have remaining financing commitments from aircraft manufacturers of $676 million for jet aircraft deliveries beyond 1996. However, the Company believes that further financing will be needed to satisfy the remaining amount of such capital commitments. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Continental has also entered into letters of intent with several parties to lease three DC10-30 aircraft and to purchase three DC10-30 aircraft. These six aircraft are expected to be delivered by mid-year 1997, and Continental expects to finance the aircraft to be purchased from available cash or from third party sources.

      For 1996, Continental expects to incur cash expenditures under operating leases of approximately $586 million, compared with $521 million for 1995, relating to aircraft and approximately $229 million relating to facilities and other rentals, the same amount as for 1995. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "--Regulatory Matters."

      Continental's 91%-indirect owned subsidiary, Continental Micronesia, Inc. ("CMI"), recently entered into a credit agreement with a group of banks and other financial institutions, whereby CMI borrowed $320 million from such lenders. The loan is secured by substantially all the assets of CMI, and is guaranteed by Continental and its Air Micronesia, Inc. subsidiary. The loan was made in two tranches: a $180 million five year amortizing term loan and a $140 million seven year amortization extended loan. Each tranche bears interest at a floating rate.

      CMI used the net proceeds of the financing to prepay $160 million in principal amount of indebtedness to an affiliate of General Electric Company (General Electric Company and affiliates, collectively "GE") and the expenses of the transaction, and Continental used the proceeds received by it as an indirect dividend of approximately $136 million from CMI, together with approximately $28 million of cash on hand, to prepay approximately $164 million in principal amount of indebtedness to GE. The new financing does not contain any restrictive covenants at the Continental Airlines, Inc. level, and none of the assets of Continental (other than its stock in Air Micronesia, Inc.) is pledged in connection with the new financing.

      The new financing contains significant financial covenants relating to CMI, including maintenance of a minimum fixed charge coverage ratio, a minimum consolidated net worth, and minimum liquidity, and covenants restricting CMI's leverage, its incurrence of certain indebtedness and its pledge of assets. The financial covenants also limit the ability of CMI to pay dividends to Continental.

Aircraft Fuel

      Since fuel costs constitute a significant portion of Continental's operating costs (approximately 12.5% for the year ended December 31, 1995 and 12.9% for the three months ended March 31, 1996), significant changes in fuel costs would materially affect the Company's operating results. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company has entered into petroleum option contracts to provide some short-term protection (currently approximately six months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

Certain Tax Matters

      The Company's United States federal income tax return reflects net operating loss carryforwards ("NOLs") of $2.5 billion, subject to audit by the Internal Revenue Service, of which $1.2 billion are not subject to the limitations of Section 382 of the Internal Revenue Code ("Section 382"). As a result, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.2 billion of taxable income following December 31, 1995. For financial reporting purposes, Continental will be required to begin accruing tax expense on its income statement once it has realized an additional $122 million of taxable income following March 31, 1996. Section 382 imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. The sale of the Company's common stock in the Secondary Offering (as defined herein) as described under "Recent Developments" gave rise to an increase in percentage ownership by certain stockholders for this purpose. Based upon the advice of its counsel, Cleary, Gottlieb, Steen & Hamilton, the Company believes that such percentage increase will not give rise to an ownership change under Section 382 as a result of the Secondary Offering. However, no assurance can be given that future transactions, whether within or outside the control of the Company, will not cause a change in ownership, thereby substantially limiting the potential utilization of the NOLs in a given future year. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382. This Section 382 limitation for any post-change year would be determined by multiplying the value of the Company's stock (including both common and preferred stock) at the time of the ownership change by the applicable long-term tax exempt rate (which is 5.78% for June 1996). Unused annual limitation may be carried over to later years, and the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's NOL utilization would be limited to a minimum of approximately $100 million per year.

      In connection with the Company's 1993 reorganization under Chapter 11 of the U.S. bankruptcy code effective April 27, 1993
(the "Reorganization") and the recording of assets and liabilities at fair market value under the American Institute of Certified Public Accountants' Statement of Position 90-7--"Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), the Company recorded a deferred tax liability at April 27, 1993, net of the amount of the Company's estimated realizable
NOLs as required by Statement of Financial Accounting Standards
No. 109--"Accounting for Income Taxes." Realization of a substantial portion of the Company's NOLs will require the completion during the five-year period following the Reorganization of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company has consummated one such transaction, which had the effect of realizing approximately 40% of the built-in gains required to be realized over the five-year period, and currently intends to consummate one or more additional transactions. If the Company were to determine in the future that not all such transactions will be completed, an adjustment to the net deferred tax liability of up to $116 million would be charged to income in the period such determination was made.

CMI

      CMI's operating profit margins have consistently been greater than the Company's margins overall. In addition to its non-stop service between Honolulu and Tokyo, CMI's operations focus on the neighboring islands of Guam and Saipan, resort destinations that cater primarily to Japanese travelers. Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1993 and 1994 increased CMI's profitability and a decline of the yen against the dollar may be expected to decrease it. To reduce the potential negative impact on CMI's dollar earnings, CMI from time to time purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Any significant and sustained decrease in traffic or yields to and from Japan could materially adversely affect Continental's consolidated profitability.

Principal Stockholders

      After the Secondary Offering (as defined) which was completed on May 14, 1996 and the conversion by Air Canada of its Class A common stock, $.01 par value (the "Class A common stock"), into Class B common stock, Air Canada holds approximately 10.0% of the common equity interests and 4.0% of the general voting power of the Company, and Air Partners, L.P. ("Air Partners") holds approximately 9.8% of the common equity interests and 39.4% of the general voting power of the Company. In addition, assuming exercise of all of the warrants held by Air Partners, approximately 23.4% of the common equity interests and 52.1% of the general voting power would be held by Air Partners. At any time after January 1, 1997, shares of Class A common stock will become freely convertible into an equal number of shares of Class B common stock. Such conversion would effectively increase the relative voting power of those Class A stockholders who do not convert. See "Recent Developments" and "Description of Capital Stock".

      Various provisions in the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in control of the Company. See "Recent Developments" and "Description of Capital Stock".

Risk Factors Relating to the Airline Industry

      Industry Conditions and Competition

      The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources, as well as smaller carriers with lower cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been adversely affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased recently, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

      The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Although management believes that Continental is better able than some of its major competitors to compete with fares offered by start-up carriers because of its lower cost structure, competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

Regulatory Matters

      In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise and aging aircraft regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, U.S. Department of Transportation regulations and judicial decisions.

      Management believes that the Company benefitted significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995, although the amount of any such benefit resulting directly from the expiration of the ticket tax cannot precisely be determined. Reinstatement of the ticket tax will result in higher costs to consumers, which may have an adverse effect on passenger traffic, revenue and margins. The Company is unable to predict when or on what terms the ticket tax may be reenacted, although there are certain provisions currently before Congress to reinstate the ticket tax in the form existing prior to its expiration.

      Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently enacted or enacted in the future will not adversely affect the Company.

Risk Factors Relating to the Preferred Securities

Ranking of Subordinate Obligations Under the Guarantee and
Convertible Subordinated Debentures

      Continental's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Continental and pari passu with the most senior preferred stock issued, from time to time, if any, by Continental. The obligations of Continental under the Convertible Subordinated Debentures are subordinate to all present and future Senior Indebtedness of Continental and pari passu with obligations to or rights of Continental's other general unsecured creditors. As of March 31, 1996, Senior Indebtedness aggregated approximately $1.7 billion. There are no terms in the Preferred Securities, the Convertible Subordinated Debentures or the Guarantee that limit Continental's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Subordinated Debentures--Subordination."

Rights Under the Guarantee

      The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company will act as indenture trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or
(b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against Continental to enforce such holder's rights to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Continental were to default on its obligation to pay amounts payable on the Convertible Subordinated Debentures or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Property Trustee (as defined herein) of its rights as registered holder of the Convertible Subordinated Debentures or
(ii) by such holders of their rights against the Company to enforce payments on the Convertible Subordinated Debentures. See "Description of the Guarantee" and "Description of the Convertible Subordinated Debentures." The Declaration (as defined herein) provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

Enforcement of Certain Rights by Holders of Preferred Securities

      If a Declaration Event of Default (as defined herein) occurred and were continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Convertible Subordinated Debentures against Continental. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against Continental to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding any of the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Subordinated Debentures.

Option to Extend Interest Payment Period

      Continental has the right under the Indenture (as defined herein), to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Convertible
Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Convertible Subordinated
Debentures is limited to a period not exceeding 20 consecutive quarters. During any Extension Period Continental will not (a) declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions of common stock of one class into common stock of another class or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Continental that rank pari passu with or junior to the Convertible Subordinated Debentures (except by conversion into or exchange for shares of its capital stock and except for purchases or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries). Prior to the termination of any Extension Period, Continental may further extend the interest payment period; provided, however, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Continental may commence a new Extension Period, subject to the above requirements. See

"Description of the Preferred Securities--Distributions" and "Description of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period."

      Should Continental exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Continental has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. However, should Continental determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Continental's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

Tax Event or Investment Company Event Redemption or Distribution

      Upon the occurrence of a Tax Event or Investment Company Event, the Trust shall be dissolved, except in the limited circumstance described below, with the result that the Convertible Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. Upon the occurrence of a Tax Event and in certain circumstances, Continental will have the right to redeem the Convertible Subordinated Debentures, in whole and not in part, in lieu of a distribution of the Convertible Subordinated Debentures by the Trust; in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Subordinated Debentures are redeemed by Continental. See "Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution."

      Under current United States federal income tax law, a distribution of Convertible Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Tax Event or Investment Company Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Taxation--Receipt of Convertible Subordinated Debentures or Cash Upon Liquidation of the Trust."

      There can be no assurance as to the market prices for the Preferred Securities or the Convertible Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Subordinated Debentures that a holder of Preferred

Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Subordinated Debentures upon the occurrence of a Tax Event or Investment Company Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Convertible Subordinated Debentures and should carefully review all the information regarding the Convertible Subordinated Debentures contained herein. See "Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Subordinated Debentures--General."

Effect of Proposed Changes in Tax Laws

      The Clinton Administration has proposed statutory changes in the Federal income tax rules relating to financial instruments. Under one such proposal, debt with a maximum maturity of more than 20 years that is not shown as debt on the applicable balance sheet of the issuer would be characterized as equity of the issuer, with the result that interest would be nondeductible to the issuer. If this proposal were enacted and applied to the Preferred Securities, a Tax Event would occur.

      The Company has been advised by counsel that, under certain transition rules contained in the proposed legislation, the Preferred Securities would not be subject to such legislation. Moreover, the Chairman of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Members of the House Ways and Means Committee, have publicly indicated that the proposals, if enacted, would not apply prior to the date of "appropriate Congressional action." Thus, the Company believes such proposed legislation, if ultimately enacted, will not apply to the Preferred Securities.
Nevertheless, no absolute assurance can be given in this regard.

Limited Voting Rights

      Generally, holders of the Preferred Securities will not have any voting rights. See "Description of the Preferred Securities--Voting Rights."

Original Issue Discount

      The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A holder that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Subordinated Debentures deemed disposed of. To the extent the selling price is less than a holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Disposition of Preferred Securities."

Absence of Trading Market

      There is no existing trading market for the Preferred Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of Preferred Securities to sell such securities, the price at which the holders of Preferred Securities would be able to sell such securities or whether a trading market, if it develops, will continue. If such a market were to exist, the Preferred Securities could trade at prices higher or lower than their liquidation amount, depending on many factors, including prevailing interest rates, the market for similar securities and the operating results of the Company. In the event that the Convertible Subordinated Debentures are distributed by the Trust to the holders of the Preferred Securities, the preceding considerations would be equally applicable to the Convertible Subordinated Debentures.
See "Description of Preferred Securities--Registration Rights."

                CONTINENTAL AIRLINES FINANCE TRUST

      The Trust is a statutory business trust formed under Delaware law pursuant to (i) an amended and restated declaration of trust dated as of November 28, 1995 executed by Continental, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Continental Trustees"), as amended (the "Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Upon issuance of the Preferred Securities, the purchasers thereof owned all of the Preferred Securities. See "Description of the Preferred Securities--Book-entry-only Issuance--The Depository Trust Company." Continental directly or indirectly acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of 35 years, but may terminate earlier as provided in the Declaration.

      Pursuant to the Declaration, the number of Continental Trustees is initially three. Two of the Continental Trustees are persons who are employees or officers of, or who are affiliated with, Continental (the "Regular Trustees"). The third trustee is a financial institution that maintains its principal place of business in the state of Delaware and is unaffiliated with Continental, which trustee serves as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). Wilmington Trust Company, a Delaware banking corporation, is the Property Trustee until removed or replaced by the holder of the Common Securities and acts as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantee."


      The Property Trustee holds title to the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee has the power to exercise all rights, powers, and privileges under the Indenture (as defined herein) as the holder of the Convertible Subordinated Debentures.
In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. Continental, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any Continental Trustee and to increase or decrease the number of Continental Trustees;
provided that, (i) the number of Continental Trustees shall be at least three and (ii) at least two shall be Regular Trustees. Continental will pay all fees and expenses related to the Trust, the offering of the Trust Securities and the issuance of the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures--Miscellaneous."

      The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

      The financial statements of the Trust will be consolidated with Continental's financial statements, and in the event that the Trust obtains an exemption from the periodic reporting requirements of the Exchange Act pursuant to the Commission's Staff Accounting Bulletin 53, the Trust will not file separate financial statements under the Exchange Act and the Company's future filings under the Exchange Act will (i) present the Trust's securities as a separate line item on the balance sheet entitled "Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust holding solely Convertible Subordinated Debentures"; (ii) state in a footnote to the financial statements that the sole assets of the Trust are the Convertible Subordinated Debentures with an aggregate principal amount of $250 million, which bear interest at the rate of 8-1/2% per annum and mature on December 1, 2020; (iii) include in an audited footnote to the financial statements disclosure that (A) the Trust is wholly-owned; (B) the sole assets of the Trust are the Convertible Subordinated Debentures with an aggregate principal amount of $250 million, which bear interest at the rate of 8-1/2% per annum and mature on December 1, 2020; and (C) the Guarantee, when taken together with the Company's obligations under the convertible Subordinated Debentures and the Indenture and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust, constitutes a full and unconditional guarantee by the Company of the Trust's obligations under the Preferred Securities.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of Continental. See "The Company."

                      THE COMPANY

            Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first three months of 1996) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and CMI, serves 190 airports worldwide.

      The Company operates its route system primarily through domestic hubs at Newark, Houston Intercontinental and Cleveland, and a Pacific hub on Guam and Saipan. Each of Continental's three U.S. hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam/Saipan hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 52%, 79%, 53% and 72% of all daily jet departures, respectively.

      Continental directly serves 131 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 59 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 66 weekly departures to six European cities and markets service to eight other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations in Mexico than any other United States airline. In addition, Continental flies to four cities in South America, including service between Newark and Bogota, Colombia, with service on to Quito, Ecuador which began in June 1996. Through its Guam/Saipan hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

      The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston,
Texas 77019, and its telephone number is (713) 834-2950.

                        RECENT DEVELOPMENTS

General

      Continental recently announced unaudited second quarter 1996 net income of $167 million ($2.53 primary and $2.04 fully diluted earnings per share adjusted for the Company's recent two-for-one stock split), on revenue of $1,639 million. Continental also reported a cash balance of $825 million at June 30, 1996.

Stock Split

      On June 26, 1996, the Company announced a 2-for-1 stock split with respect to the Company's Class A common stock and Class B common stock, which will be distributed on July 16, 1996 to stockholders of record as of July 2, 1996.

Corporate Governance

      On June 26, 1996, at the Company's annual meeting of stockholders (the "Annual Meeting"), the Company's stockholders approved changes proposed by the Company to the Company's Certificate of Incorporation, which together with amendments to the Company's Bylaws previously approved by the Company's Board of Directors (collectively, the "Amendments"), generally eliminate special classes of directors (except for Air Partners' right to elect one-third of the directors in certain circumstances as described below) and supermajority provisions, and make a variety of other modifications aimed at streamlining the Company's corporate governance structure. The amendments to the Company's Certificate of Incorporation included elimination of Class C common stock, $.01 par value (the "Class C common stock"), of the Company as an authorized class of capital stock and changed the rights of holders of Class D common stock, $.01 par value (the "Class D common stock"), with respect to election of directors--holders of Class D common stock are now entitled to elect one-third of the directors. Pursuant to the Certificate of Incorporation, Class D common stock is solely issuable to Air Partners and certain of its affiliates. There is currently no Class D common stock outstanding. The Amendments, as a whole, reflect the reduction of Air Canada's equity interest in the Company, as described below, and the decision of the former directors designated by Air Canada not to stand for reelection, along with the expiration of various provisions of the Company's Certificate of Incorporation and Bylaws specifically included at the time of the Company's reorganization in 1993.

      The Amendments also provide that, at any time after January 1, 1997, shares of Class A common stock will become freely convertible into an equal number of shares of Class B common stock. Under agreements put in place at the time of the Company's reorganization in 1993, and designed in part to ensure compliance with the foreign ownership limitations applicable to United
States air carriers in light of the substantial stake in the Company then held by Air Canada, holders of Class A common stock were not permitted under the Company's Certificate of Incorporation to convert their shares to Class B common stock. In recent periods, the market price of Class A common stock has generally been below the price of Class B common stock, which the Company believes is attributable in part to the reduced liquidity present in the trading market for Class A common stock. A number of Class A stockholders requested that the Company provide for free convertibility of Class A common stock into Class B common stock, and in light of the reduction of Air Canada's equity stake, the Company determined that the restriction was no longer necessary. Any such conversion would effectively increase the relative voting power of those Class A stockholders who do not convert.

      On April 19, 1996, the Company's Board of Directors approved certain agreements (the "Agreements") with its two major stockholders, Air Canada and Air Partners. The Agreements contain a variety of arrangements intended generally to reflect the intention that Air Canada has expressed to the Company of divesting its investment in Continental by early 1997, subject to market conditions. Air Canada has indicated to the Company that its original investment in Continental has become less central to Air Canada in light of other initiatives it has undertaken
- --particularly expansion within Canada and exploitation of the 1995 Open Skies agreement to expand Air Canada's own flights into the U.S. Because of these initiatives Air Canada has determined it appropriate to redeploy the funds invested in the Company into other uses in Air Canada's business. The Agreements also reflect the recent distribution by Air Partners, effective March 29, 1996, to its investors (the "AP Investors") of all of the shares of the Class B common stock held by Air Partners and the desire of some of the AP Investors to realize the increase in value of their investment in the Company by selling all or a portion of their shares of Class B common stock.

      Among other things, the Agreements required the Company to file a registration statement under the Securities Act to permit the sale by Air Canada of 2,200,000 shares of Class B common stock held by it and by certain of the AP Investors of an aggregate of 1,730,240 such shares pursuant to an underwritten public offering arranged by the Company (the "Secondary Offering"). The Secondary Offering was completed on May 14, 1996. The Agreements provided for the following additional steps to be taken in connection with the completion of the Secondary
Offering:

      - in light of its reduced equity stake in the Company, Air Canada is no longer entitled to designate nominees to the Board of Directors of the Company, has caused the four present or former members of the Air Canada board who served as directors of Continental to decline nomination for reelection as directors and converted all of its Class A common stock to Class B common stock;

      - Air Canada and Air Partners have entered into a number of agreements restricting, prior to December 16, 1996, further disposition of the common stock of the Company held by either of them; and

      - each of the existing Stockholders' Agreement and the registration rights agreement (the ("Original
           Registration Rights Agreement") among the parties were modified in a number of respects to reflect, among other matters, the changing composition of the respective equity interests of the parties.


      After such sale and the conversion by Air Canada of its Class A common stock into Class B common stock, Air Canada holds approximately 10.0% of the common equity interests and 4.0% of the general voting power of the Company, and Air Partners holds approximately 9.8% of the common equity interests and 39.4% of the general voting power of the Company. In addition, assuming exercise of all of the warrants held by Air Partners, approximately 23.3% of the common equity interests and 52.1% of the general voting power would be held by Air Partners.

      The Company and Air Canada also expect to enter into discussions regarding modifications to the Company's existing "synergy" agreements with Air Canada, covering items such as maintenance and ground facilities, with a view to resolving certain outstanding commercial issues under the agreements and otherwise modifying the agreements to reflect Continental's and Air Canada's current needs. The Company has entered into an agreement with Air Partners for the sale by Air Partners to the Company from time to time at Air Partners' election for the one-year period beginning August 15, 1996, of up to an aggregate of $50 million in intrinsic value (then-current Class B common stock price minus exercise price) of Air Partners' Class B common stock warrants. The purchase price would be payable in cash. The Board of Directors has authorized the Company to publicly issue up to $50 million of Class B common stock in connection with any such purchase. In connection with this agreement, the Company has reclassified $50 million from common equity to redeemable warrants.

      Because certain aspects of the Agreements raised issues under the change in control provisions of certain of the Company's employment agreements and employee benefit plans, these agreements and plans were modified to provide a revised change of control definition that the Company believes is appropriate in light of the prospective changes to its equity ownership structure. In connection with the modifications, payments were made to certain employees, benefits were granted to certain employees and options equal to 10% of the amount of the options previously granted to each optionee were granted (subject to certain conditions) to substantially all employees holding outstanding options.

            RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDENDS

      The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993, for the two years ended December 31, 1994 and 1995, and for the three months ended March 31, 1995 and 1996 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with SOP 90-7.

      For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993, for the year ended December 31, 1994 and for the three months ended March 31, 1995, earnings were not sufficient to cover combined fixed charges and preferred stock dividends. Additional earnings of $316 million, $131 million, $979 million, $63 million, $673 million and $30 million, respectively, would have been required to achieve ratios of earnings to combined fixed charges of 1.0. The ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 1995 was 1.50. The ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 1996 was 1.70. For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense deemed representative of the interest expense and amortization of previously capitalized interest. Combined fixed charges and preferred stock dividends consist of preferred stock dividend requirements, interest expense and the portion of rental expense representative of interest expense.

                          USE OF PROCEEDS

      The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither Continental nor the Trust will receive any proceeds from the sale of the Offered
Securities.

                      SELECTED FINANCIAL DATA

      The following tables set forth selected financial data of
(i) the Company for the three months ended March 31, 1996 and 1995, the two years ended December 31, 1995 and 1994 and for the period from April 28, 1993 through December 31, 1993 and (ii) Holdings for the period from January 1, 1993 through April 27, 1993. The consolidated financial data of both the Company, for the two years ended December 31, 1995 and 1994 and for the period from April 28, 1993 through December 31, 1993, and Holdings, for the period from January 1, 1993 through April 27, 1993, are derived from their respective audited consolidated financial statements. On April 27, 1993, in connection with the Reorganization, the Company adopted fresh start reporting in accordance with SOP 90-7. A vertical black line is shown in the table below to separate Continental's post-reorganized consolidated financial data from the pre-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting. The consolidated financial data of the Company for the three months ended March 31, 1996 and 1995 are derived from its unaudited consolidated financial statements, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto, incorporated by reference herein.


                                                          Period
                                                          from
                                                          Reorganiz-  Period
                                                          ation       from
                                                          (April      January
                        Three Months                      28, 1993    1, 1993
                        Ended March      Year Ended       through     through
                            31,          December 31,     December    April
                        -----------     ---------------      31,        27,
                        1996   1995     1995       1994     1993)      1993
                        ----   ----     ----       ----     ----       ----
Statement of
Operations Data:          (In millions of dollars, except per share data)

Operating Revenue:      (unaudited)
Passenger              $1,375 $1,240  $5,302     $5,036   $3,493     $1,622
Cargo, mail and
other                     114    169     523        634      417        235
                        1,489  1,409   5,825      5,670    3,910      1,857

Operating Expenses:
Wages, salaries
and related costs         364    366   1,432(1)   1,532    1,000        502
Aircraft fuel             177    169     681        741      540        272
Aircraft rentals          124    123     497        433      261        154
Commissions               126    119     489        439      378        175
Maintenance,
materials and
repairs                   112     97     429        495      363        184
Other rentals
and landing fees           84     92     356        392      258        120

Depreciation
and amortization           65     64     253        258      162         77

Other                     317    351   1,303      1,391      853        487
                        -----  -----   -----      -----    -----      -----

                        1,369  1,381   5,440      5,681    3,815      1,971
                        -----  -----   -----      -----    -----      -----
Operating Income
(Loss)                    120     28     385        (11)      95       (114)
                        -----  -----   -----      -----    -----      -----

Nonoperating Income
(Expense):
Interest expense          (47)   (53)   (213)      (241)    (165)       (52)
Interest capitalized        1      1       6         17        8          2
Interest income             9      6      31         23       14         --
Gain on System One
transactions               --     --     108         --       --         --
Reorganization items,
net                        --     --      --         --       --       (818)
Other, net                 12    (10)     (7)      (439)(2)   (4)         5
                                          --                  --


                          (25)   (56)    (75)      (640)    (147)      (863)
                        -----  -----   -----      -----    -----      -----


Income (Loss) before
 Income Taxes,
Minority Interest and
Extraordinary Gain         95    (28)    310       (651)     (52)      (977)
Net Income (Loss)        $ 88   $(30)  $ 224     $ (613)   $ (39)   $ 2,640(3)
Earnings (Loss)
per Common and
Common Equivalent
Share(4)                 1.35  (0.60)   3.60     (11.88)   (1.17)      N.M.(5)
Earnings (Loss)
per Common Share
Assuming Full
Dilution(4)              1.18  (0.60)   3.15     (11.88)   (1.17)      N.M.(5)



                                 As of          As of
                               March 31,      December 31,
                                 1996           1995
Balance Sheet Data:            (In millions of dollars)
                              (unaudited)

Cash and Cash Equivalents,
including restricted
Cash and Cash Equivalents
of $124 and $144,
respectively(6)                  $  657        $  747
Other Current Assets.               655           568
Total Property and
Equipment, Net                    1,410         1,461
Routes, Gates and
Slots, Net                        1,517         1,531
Other Assets, Net                   507           514
                                -------       -------

   Total Assets                 $ 4,746       $ 4,821
                                =======       =======

Current Liabilities               2,040       $ 1,984
Long-term Debt and
Capital Leases                    1,462         1,658
Deferred Credits and
Other Long-term liabilities         542           564
Minority Interest                    28            27
Continental-Obligated
Mandatorily Redeemable
Preferred Securities
of Subsidiary Trust
holding solely
Convertible Subordinated
Debentures(7)                       242           242
Redeemable Preferred Stock           42            41
Common Stockholders' Equity         390           305
                                -------       -------

   Total Liabilities
   and Stockholders Equity      $ 4,746       $ 4,821
                                =======       =======

________________

(1) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.

(2) Includes a provision of $447 million recorded in the fourth quarter of 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.

(3) Reflects a $3.6 billion extraordinary gain from extinguishment of debt.

(4) On June 26, 1996, the Company announced a 2-for-1 stock split with respect to the Company's Class A common stock and Class
    B common stock. Accordingly, the earnings per share information has been restated to give effect to the stock split.

(5) Historical per share data for Holdings is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of April 27, 1993.

(6) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements. In addition, CMI is required by its loan agreement with GE to maintain certain minimum cash balances and net worth levels, which effectively restrict the amount of cash available to Continental from CMI.

(7) The sole assets of the Trust are Convertible Subordinated
    Debentures with an aggregate principal amount of $250 million, which bear interest at the rate of 8-1/2% per annum and mature on December 1, 2020. Upon repayment of the Convertible Subordinated Debentures, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

             DESCRIPTION OF THE PREFERRED SECURITIES

      The following summary of certain material terms and provisions of the Preferred Securities does not purport to be complete, and reference is made to the Declaration filed as an exhibit to the Registration Statement. The Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of The Trust Indenture Act. The Declaration will be qualified under the Trust Indenture Act. Wilmington Trust Company, as Trustee, acts as Indenture Trustee for the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

General

      The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned, directly or indirectly, by Continental. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee owns the Convertible Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Continental to the extent described under "Description of the Guarantee." The Guarantee is held by Wilmington Trust Company, as Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, the remedy of the holder of Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Subordinated Debentures except in the limited circumstances in which a holder may take Direct Action (as defined herein). See "--Voting Rights" and "--Declaration Events of Default.

Distributions

      Distributions on the Preferred Securities are fixed at a rate per annum of 8 1/2% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of 8 1/2% thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable plus any Additional Interest or Liquidated Damages (each as defined herein) paid on the Convertible Subordinated Debentures unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the Preferred Securities will be cumulative, will accrue from November 28, 1995, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1996, when, as and if available for payment. Distributions will be made by the Property Trustee, except as otherwise described below.

      Continental has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period thereon, which right, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Convertible Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Convertible Subordinated Debentures is limited to periods not exceeding 20 consecutive quarters. In the event that Continental exercises this right, Continental will not, subject to certain exceptions, declare or pay dividends on or make distributions with respect to any of its capital stock, or make any payment on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures--Certain Covenants." Prior to the termination of any such Extension Period, Continental may further extend the interest payment period; provided, however, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Continental may select a new Extension Period, subject to the above requirements. See "Description of the Convertible Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon will be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

      Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account (as defined herein). The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Continental on the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by Continental to the extent set forth under "Description of the Guarantee."

      Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be fifteen calendar days prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Convertible Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-entry-only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York or Wilmington, Delaware are permitted or required by any applicable law to close.

Conversion Rights

      General

      Preferred Securities will be convertible at any time, at the option of the holder thereof and in the manner described below, into shares of Class B common stock at an initial conversion rate of 2.068 shares of Class B common stock for each Preferred Security (equivalent to a conversion price of $24.18 per share of Class B common stock), subject to adjustment as described under "--Conversion Price Adjustments" below. Such conversion rate and conversion price have been adjusted for the 2-for-1 stock split announced by Continental on June 26, 1996 and payable on July 16, 1996 to holders of record of its Class B common stock and Class A common stock on July 2, 1996. A holder of a Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent, Wilmington Trust Company, which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Subordinated Debentures and immediately convert such Convertible Subordinated Debentures into Class B common stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

      Holders of Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Issuer nor Continental will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Preferred Securities. Continental will make no payment or allowance for distributions on the shares of Class B common stock issued upon such conversion, except to the extent that such shares of Class B common stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

      No fractional shares will be issued upon conversion of Preferred Securities, but if such conversion results in a fraction, an amount will be paid in cash by Continental equal to the Current Market Price (as defined herein) of the fractional share of the Class B common stock. If more than one Preferred Security is surrendered for conversion at one time by the same holder, the number of full shares of the Class B common stock which shall be issuable on conversion thereof shall be computed on the basis of the aggregate number of Preferred Securities so surrendered.

      Conversion Price Adjustments--General

      The conversion price will be subject to adjustment in certain events including, without duplication: (i) the issuance of shares of any class of Continental common stock as a stock dividend; (ii) the subdivision, combination or reclassification of any class of Continental common stock; (iii) the issuance to all holders of any class of Continental common stock of rights or warrants entitling them (within a 45 calendar-day period) to subscribe for or purchase shares of Continental common stock at less than the Current Market Price (determined as of the record date for stockholders entitled to receive such rights or warrants); (iv) the payment of any dividend or distribution to holders of any class of Continental common stock other than (a) dividends described in (i) above, (b) any rights or warrants described in (iii) above and (c) any other dividends or distributions made solely in cash, if the per share amount thereof, when added to the per share amount of other distributions made within the preceding 12 months (other than those distributions that resulted in a conversion price adjustment and certain other exceptions), does not exceed 15% of the average of the Current Market Price per share of Class B common stock for 20 consecutive trading days ending not more than ten days prior to the date of declaration of such dividend or distribution; and (v) payments to holders of any class of Continental common stock in respect of a tender or exchange offer (other than an odd-lot offer) by Continental or any subsidiary of Continental for Continental common stock at a price in excess of 110% of the Current Market Price per share as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment is required.

      The term "Current Market Price" of any class of Continental common stock for any day means the reported last sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if such class of Continental common stock is not then listed or admitted to trading on the NYSE, on the principal national securities exchange on which such class of Continental common stock is listed or admitted to trading, or if such class of Continental common stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such class of Continental common stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such class of Continental common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such class of Continental common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of Continental for that purpose or, if not so available in such manner, as otherwise determined in good faith by such Board of Directors.

      Continental from time to time may reduce the conversion price of the Convertible Subordinated Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by Continental for any period of at least 20 days, in which case Continental shall give at least 15 days notice of such reduction. Continental may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Class B common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Taxation--Adjustment of the Conversion Price."

      No adjustment of the conversion price will be made upon the issuance of any shares of Class B common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Continental and the investment of additional optional amounts in shares of Class B common stock under any such plan or the issuance of any shares of common stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of Continental or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Preferred Securities are first issued. There shall also be no adjustment of the conversion price in case of the issuance of any Continental common stock (or securities convertible into or exchangeable for Continental common stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities.

      Conversion Price Adjustments--Merger, Consolidation Or Sale
Of Assets Of Continental

      In case of any (i) consolidation or merger of Continental with or into any other entity (other than a consolidation or merger in which Continental is the surviving entity), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of Continental, (iii) reclassification, capital reorganization or change of the Class B common stock (other than solely a change in par value, or from par value to no par value), or (iv) consolidation or merger of another entity into the Company in which there is a reclassification or change of the Class B common stock (other than solely a change in par value, or from par value to no par value), then any holder of the Preferred Securities will be entitled, on or after the occurrence of any such event, to receive on conversion of the Preferred Securities the kind and amount of shares of stock or other securities, cash or other property (or any combination thereof) which the holder would have received had such holder converted such holder's Preferred Securities immediately prior to the occurrence of such event. If the consideration into which the Preferred Securities are convertible following any such event consists of Class B common stock or common stock of the surviving entity (as the case may be), then from and after the occurrence of such event the conversion price for each Preferred Security into such common stock shall be subject to the same anti-dilution and other adjustments described under "--Conversion Price Adjustments--General" above, applied as if such common stock were Class B common stock. In addition, the Board is authorized, in its discretion, to make such adjustments to the conversion provisions applicable to the Convertible Subordinated Debentures as may be necessary to protect the intended rights of the holders of Preferred Securities.

      Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Preferred Securities or to the holders of the Class B common stock. See "United States Taxation."

Optional Redemption

      Continental is permitted to redeem the Convertible Subordinated Debentures in whole or in part, from time to time, after December 1, 1998, upon not less than 30 nor more than 60 days notice. See "Description of the Convertible Subordinated Debentures--Optional Redemption." Upon any redemption in whole or in part of the Convertible Subordinated Debentures at the option of Continental, the Issuer will, to the extent of the proceeds of such redemption, redeem Preferred Securities and Common Securities at the Redemption Price.

Mandatory Redemption

      The Convertible Subordinated Debentures will mature on December 1, 2020. Upon the repayment of the Convertible Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so repaid or redeemed at the Redemption Price. Holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption.


Tax Event Or Investment Company Event Redemption Or Distribution

      If a Tax Event (as defined herein) occurs and is continuing, Continental will cause the Regular Trustees to liquidate the Issuer and cause Convertible Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution will be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Regular Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of Convertible Subordinated Debentures and (ii) Continental's being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of Continental, will have no adverse effect on the Issuer, Continental or the holders of the Preferred Securities and will involve no material cost. Furthermore, if (i) Continental has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the Regular Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Continental would be precluded from deducting the interest on the Convertible Subordinated Debentures for United States federal income tax purposes, even after the Convertible Subordinated Debentures were distributed to the holders of the Preferred Securities upon liquidation of the Issuer as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, Continental will have the right upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of the Tax Event, to redeem the Convertible Subordinated Debentures, in whole (but not in part) for cash, at par plus accrued and unpaid interest (including any Additional Interest, Compounded Interest and Liquidated Damages) and, following such redemption, all the Preferred Securities will be redeemed by the Issuer at the liquidation amount of $50 per

Preferred Security plus accrued and unpaid distributions; provided, however, that if, at the time there is available to Continental or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of Continental, will have no adverse effect on the Issuer, Continental or the holders of the Preferred Securities and will involve no material cost, the Issuer or Continental will pursue such measure in lieu of redemption. See "--Mandatory Redemption." In lieu of the foregoing options, Continental also will have the option of causing the Preferred Securities to remain outstanding and paying Additional Interest (as defined herein) on the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures--Additional Interest."

      "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the Original Offering Date), which amendment or change is effective or which interpretation or pronouncement is announced on or after the Original Offering Date, there is more than an insubstantial risk that (i) the Issuer is or will be subject to United States federal income tax with respect to interest accrued or received on the Convertible Subordinated Debentures, (ii) interest payable to the Issuer on the Convertible Subordinated Debentures is not or will not be deductible by Continental in whole or in part for United States federal income tax purposes or (iii) the Issuer is or will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

      If an Investment Company Event (as defined herein) shall occur and be continuing, Continental shall cause the Regular Trustees to liquidate the Issuer and cause the Convertible Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

      The distribution by Continental of the Convertible
Subordinated Debentures will effectively result in the cancellation of the Preferred Securities.

      "Investment Company Event" means that the Regular Trustees shall have obtained an opinion from independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Issuer is or will be considered an investment company which is required to be registered under the 1940 Act", which Change in 1940 Act Law becomes effective on or after the Original Offering Date.

      After the date fixed for any distribution of Convertible Subordinated Debentures, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC (the "Depositary") or its nominee, as the record holder of the Global Certificates, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation amount of such Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid distributions on such Preferred Securities, until such certificates are presented to Continental or its agent for transfer or reissuance.

Redemption Procedures

      The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

      If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), and if Continental has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Subordinated Debentures, then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "--Book-entry-only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by Continental pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

      In the event that fewer than all of the outstanding
Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "--Book-entry-only Issuance--The Depository Trust Company."

      In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

      Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Continental or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including any Additional Interest, Compounded Interest and Liquidated Damages) equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

      If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default (as defined herein) has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

      Pursuant to the Declaration, the Trust shall terminate (i) on December 1, 2030, (ii) upon the bankruptcy of Continental or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or Continental, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the holder of the Common Securities or Continental and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of all of the Convertible Subordinated Debentures upon the occurrence of a Tax Event or Investment Company Event,
(v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, Continental or the Trust or (vi) upon the redemption of all the Trust Securities.

Merger, Consolidation Or Amalgamation Of The Issuer

      The Issuer may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. The Issuer may, without the consent of the holders of the Preferred Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States of America or of the District of Columbia; provided, however, that (i) if the Issuer is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Issuer under the Trust Securities or
(y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") as long as the Successor Securities rank, with respect to participation in the profits and distributions or in the assets of the successor entity, at least as high as the Preferred Securities rank with respect to participation in the profits and dividends or in the assets of the Issuer, (ii) Continental expressly acknowledges a trustee of such successor entity that possesses the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity), (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) Continental provides a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Preferred Securities Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, Continental has received an opinion of nationally recognized independent counsel (reasonably acceptable to the Property Trustee) to the Issuer experienced in such matters to the effect that (x) such successor entity will be treated as a grantor trust for United States federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither Continental nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity). Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Issuer or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

Declaration Events of Default

      An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, however, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures after a holder of Preferred Securities has made a written request, such holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of a redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

      Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Convertible Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Convertible Subordinated Debentures to be immediately due and payable. Continental and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

Voting Rights

      Except as described herein, under the Trust Act and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. In the event that Continental elects to defer payments of interest on the Convertible Subordinated Debentures as described above under "--Distributions," the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise to protect their interest.

      The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Convertible Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures shall be due and payable or (iv) consent to any amendments, modification or termination of the Indenture or the Convertible Subordinated Debentures requiring the consent of the holders of the Convertible Subordinated Debentures; provided, however, that where a consent or action under the Indenture would require the consent or act of more than a majority of the holders (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority of the Preferred Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures after any holder of Preferred Securities shall have made a written request, a record holder of Preferred Securities may institute a legal proceeding directly against Continental to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Subordinated Debentures. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder of Trust Securities will be treated as owning undivided beneficial interests in the Convertible Subordinated Debentures.

      In the event the consent of the Property Trustee, as the holder of the Convertible Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debentures outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income taxation the Trust will not be classified as other than a grantor trust.

      A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

      Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Subordinated Debentures in accordance with the Declaration.

      Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Continental or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Continental, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

      The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See
"--Book-entry-only Issuance--The Depository Trust Company" below.

      Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Continental as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

      The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities affected thereby; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

      Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust,
(ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

Registration Rights

      In connection with the Original Offering, the Company and the Issuer entered into a registration rights agreement with the Initial Purchasers dated November 28, 1995 (the "Registration Rights Agreement") pursuant to which the Company and the Trust agreed, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Guarantee, the Convertible Subordinated Debentures and the shares of Class B common stock issuable upon conversion thereof (together, the "Registrable Securities"), to (i) file with the Commission within 180 days after the Original Offering Date the Registrable Securities, a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 60 days after the date of filing of the Shelf Registration Statement and (iii) use their best efforts to keep effective the Shelf Registration Statement until three years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of Continental or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Company agreed to provide to each holder of Registrable Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

      If (i) by May 27, 1996, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 60th day following the filing of such Shelf Registration Statement, such Shelf Registration Statement has not been declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Subordinated Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 60 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Convertible Subordinated Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

      Continental and the Trust agreed in the Registration Rights Agreements to use their best efforts to cause the Class B common stock issuable upon conversion of the Convertible Subordinated Debentures and the Preferred Securities to be listed on the NYSE upon effectiveness of the Shelf Registration Statement. Continental and the Trust expect that the Class B Common Stock issuable upon conversion of the Convertible Subordinated Debentures will be authorized, upon official notice of issuance, for listing on the NYSE in the near future. The Company applied for listing of the Preferred Securities on the NYSE on June 21, 1996. The Company has been informed, however, that the Preferred Securities will not be eligible for listing on the NYSE unless and until there are at least 400 holders of the Preferred Securities, which is not currently the case.

      This summary of the material provisions of the Registration
Rights Agreement does not purport to be complete, and reference is made to the Registration Rights Agreement filed as an exhibit to the Registration Statement.

Book-entry-only Issuance--The Depository Trust Company

      The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. The Preferred Securities were issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Preferred Security certificates (the "Global Certificates") were issued, representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus, and were deposited with DTC. In the event of a transfer of securities which were issued in fully registered, certificated form, the holder of such certificates will be required to exchange them for interests in the Global Certificates representing the number of Preferred Securities being transferred.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities (the "Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

      DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

      Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Preferred Securities to persons in states which require such delivery of such Preferred Securities or to pledge such Preferred Securities, such holder must transfer its interest in the Global Certificate in accordance with the normal procedures of DTC and the procedures set forth in the Declaration.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

      Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless it has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Issuer or Continental, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Issuer, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

      Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the Issuer. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Issuer (with the consent of Continental) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, Continental will appoint a paying agent with respect to the Preferred Securities.

      The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interest in the Preferred Securities as represented by a Global Certificate.

Payment And Paying Agency

      Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent will initially be Wilmington Trust Company. The Paying Agent will be permitted to resign as Paying Agent upon 30 days written notice to the Regular Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustee will appoint a successor to act as Paying Agent (which must be a bank or trust company).

Property Trustee, Transfer Agent, Registrar, Paying Agent and
Conversion Agent

      Wilmington Trust Company will act as Property Trustee, Transfer Agent, Registrar and Paying Agent, and Conversion Agent for the Preferred Securities, but the Trust may designate an additional or substitute Transfer Agent, Registrar and Paying Agent, or Conversion Agent. In the event that the Preferred Securities do not remain in book-entry-only form, registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in connection therewith (and/or the giving of such indemnity as the Trust may require with respect thereto). Exchanges of Preferred Securities for Convertible Subordinated Debentures will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed (and/or the giving of such indemnity as the Trust may require with respect thereto) in connection with the issuance of any Convertible Subordinated Debentures in the name of any person other than the registered holder of the Preferred Security for which the Convertible Subordinated Debenture is being exchanged or for any reason other than such exchange. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption or exchange.

      The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as trustee under the Guarantee and the Indenture.

      Continental and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with Wilmington Trust Company in the ordinary course of their businesses.

Governing Law

      The Declaration and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

      The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Continental is authorized and directed to conduct its affairs so that the Convertible Subordinated Debentures will be treated as indebtedness of Continental for United States federal income tax purposes. In this connection, Continental and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Certificate of Incorporation of Continental, that each of Continental and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

      Holders of the Preferred Securities have no preemptive rights.

                   DESCRIPTION OF THE GUARANTEE

      Set forth below is a summary of the principal terms and provisions of the Guarantee, as amended, executed and delivered by Continental for the benefit of the holders from time to time of Preferred Securities. This summary does not purport to be complete, and reference is made to the Guarantee filed as an exhibit to the Registration Statement. The Guarantee incorporates by reference terms of the Trust Indenture Act. The Guarantee will be qualified under the Trust Indenture Act. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

General

      Pursuant to the Guarantee, Continental irrevocably agreed, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by the Issuer (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Preferred Securities, payable out of funds of the Trust available therefor with respect to any Preferred Securities called for redemption by the Issuer and (iii) upon a Liquidation of the Issuer, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent of funds of the Trust available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. Continental's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Continental to the holders of Preferred Securities or by causing the Issuer to pay such amounts to such holders.

      The Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If Continental does not make interest payments on the Convertible Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Preferred Securities issued by the Trust and will not have funds available therefor. See "Description of the Convertible Subordinated Debentures--Certain Covenants." The Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Preferred Securities.

      Because the Guarantee is a guarantee of payment and not of collection, holders of the Preferred Securities may proceed directly against Continental as guarantor, rather than having to proceed against the Issuer before attempting to collect from Continental, and Continental waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against Continental. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of Preferred Securities. Subject to the rights of holders of the Preferred Securities to institute legal action directly against Continental to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against any other person or entity, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Preferred Securities.

      Continental has also agreed separately to irrevocably guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of an Event of Default with respect to the Convertible Subordinated Debentures, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Continental

      In the Guarantee, Continental has covenanted that, so long as any Preferred Securities remain outstanding, if (i) Continental has exercised its option to defer interest payments on the Convertible Subordinated Debentures and such deferral is continuing, (ii) Continental shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice of the lapse of time or both, would constitute an Event of Default under the Indenture, then Continental will not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class, or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of Continental that rank pari passu with or junior to the Convertible Subordinated Debentures (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries).

      As part of the Guarantee, Continental has agreed that it will honor all obligations described therein relating to the conversion of the Preferred Securities into Class B common stock as described in "Description of the Preferred
Securities--Conversion Rights."

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Continental and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of Continental with or into another entity or any permitted sale, transfer or lease of Continental's assets to another entity as described below under "Description of the Convertible Subordinated Debentures--Restrictions," Continental may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least 66 2/3% of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

Termination of the Guarantee

      The Guarantee will terminate as to each holder of Preferred Securities and be of no further force and effect upon (a) full payment of the applicable redemption price of such holder's Preferred Securities, (b) the distribution of Class B common stock to such holder in respect of the conversion of such holder's Preferred Securities into Class B common stock, or (c) the distribution of Convertible Subordinated Debentures to the holders of all of the Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Issuer. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

Events of Default

      An event of default under the Guarantee will occur upon the failure of Continental to perform any of its payment or other obligations thereunder.

      The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against Continental to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

Status of the Guarantee; Subordination

      The Guarantee constitutes an unsecured obligation of Continental and ranks (i) subordinate and junior in right of payment to all liabilities of Continental except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Continental, which as of the date hereof would be Continental's Series A 12% Cumulative Preferred Stock (the "Series A 12% Preferred"), and with any guarantee now or hereafter entered into by Continental in respect of any preferred or preference stock of any affiliate of Continental and (iii) senior to Continental's common stock. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. Upon the bankruptcy, liquidation or winding up of Continental, its obligations under the Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, prior to the occurrence of a default, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee also serves as the Property Trustee and the Indenture Trustee.

      The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law

      The Guarantee is governed by and construed in accordance with the laws of the State of New York.

      DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

      Set forth below is a description of the specific terms of the Convertible Subordinated Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete, and reference is made to the Indenture (the "Indenture") between Continental and Wilmington Trust Company as Indenture Trustee, as amended, filed as an exhibit to the Registration Statement and a copy of which may be obtained from Continental upon request. The Indenture will be qualified under the Trust Indenture Act.

      Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event or Investment
Company Event, Convertible Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Tax
Event Or Investment Company Event Redemption or Distribution."

      If the Convertible Subordinated Debentures are distributed to the holders of the Preferred Securities subsequent to the effectiveness of the Shelf Registration Statement, Continental will use its best efforts to have the Convertible Subordinated Debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

General

      The Convertible Subordinated Debentures have been issued as unsecured debt under the Indenture. The Convertible Subordinated Debentures were limited in aggregate principal amount to approximately $258 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by Continental in exchange for the Common Securities (the "Continental Payment").

      The Convertible Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as hereinafter defined), if any, on December 1, 2020.

      If Convertible Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Convertible Subordinated Debentures may be issued in certificated form in exchange for a Global Security (as defined below). See "--Book-Entry and Settlement" below. In the event that Convertible Subordinated Debentures are issued in certificated form, such Convertible Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Subordinated Debentures. In the event Convertible Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Subordinated Debentures will be registrable and Convertible Subordinated Debentures will be exchangeable for Convertible Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in Wilmington, Delaware; provided, however, that payment of interest may be made at the option of Continental by check mailed to the address of the persons entitled thereto.

Subordination

      The Indenture provides that the Convertible Subordinated Debentures are subordinated and junior in right of payment to all existing and future Senior Indebtedness of Continental. Upon any distribution of assets of Continental to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Continental must be paid in full before the holders of Convertible Subordinated Debentures are entitled to receive or retain any payment. Upon payment in full of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Subordinated Debentures are paid in full.

      In addition, no payment of principal (including redemption payments), premium, if any, or interest (including any Additional Interest, Compounded Interest or Liquidated Damages) on the Convertible Subordinated Debentures may be made (i) if any payment of principal, premium, interest or any other payment due on any Designated Senior Indebtedness of Continental is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Designated Senior Indebtedness of Continental has been accelerated because of a default.

      The term "Senior Indebtedness" means, with respect to Continental, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Subordinated Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Continental that, directly or indirectly, is a financing vehicle of Continental (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

      The Indenture does not limit the aggregate amount of Senior
Indebtedness that may be issued by Continental. As of March 31, 1996, Senior Indebtedness of Continental aggregated approximately
$1.7 billion.

      The term "Designated Senior Indebtedness" means (i) all Senior Indebtedness of Continental outstanding from time to time under agreements between Continental, on the one hand, and General Electric Company, General Electric Capital Corporation, any of their respective direct or indirect subsidiaries, or any affiliates of any of the foregoing, or any trust of which any of the foregoing is a beneficiary, on the other hand, in effect on the original issue date of the Convertible Subordinated Debentures, and any renewal, refunding, replacement or extension thereof and (ii) any Senior Indebtedness of Continental incurred, issued or assumed after the original issue date of the Convertible Subordinated Debentures and any renewal, refunding, replacement or extension thereof. As of the date hereof, there are no defaults under any outstanding Designated Senior Indebtedness.

Optional Redemption

      Continental will have the right to redeem the Convertible Subordinated Debentures, in whole or in part, at any time or from time to time, on or after December 1, 1998, at the optional redemption prices (expressed as a percentage of principal amount) specified below for the twelve-month period beginning December 1,

                                     Optional
                                    Redemption
            Year                      Price
            ----                    ----------
            1998..................... 105.95%
            1999..................... 105.10
            2000..................... 104.25
            2001..................... 103.40
            2002..................... 102.55
            2003..................... 101.70
            2004..................... 100.85
            2005 and thereafter...... 100.00


plus, in each case, accrued and unpaid interest, including
Additional Interest, Compounded Interest and Liquidated Damages, if any, to the date set for redemption.

      Continental may also redeem the Convertible Subordinated Debentures at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities--Tax Event Or Investment Company Event Redemption or Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages, if any, to the redemption date.

      If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible
Subordinated Debentures would result in the delisting of the Preferred Securities, Continental may only redeem the Convertible
Subordinated Debentures in whole.

Interest

      Each Convertible Subordinated Debenture bears interest at the rate of 8 1/2% per annum from the original date of issuance, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing March 1, 1996, to the person in whose name such Convertible Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. At any time when Convertible Subordinated Debentures are not held solely in book-entry-only form, the record date for each Interest Payment Date shall be 15 days prior to such Interest Payment Date.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Convertible Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

      Continental shall have the right, at any time and from time to time during the term of the Convertible Subordinated
Debentures, to defer payments of interest (including Additional Interest and Liquidated Damages, if any) by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, Continental shall pay all interest then accrued and unpaid (including Additional Interest and Liquidated Damages, if any) together with interest thereon compounded quarterly at the rate specified for the Convertible Subordinated Debentures to the extent permitted by applicable law ("Compounded Interest"); provided, however, that during any such Extension Period Continental will not, subject to certain exceptions, declare or pay dividends on or make any distributions with respect to any of its capital stock, or make any payment on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Convertible
Subordinated Debentures. See "--Certain Covenants." Prior to the termination of any such Extension Period, Continental may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters. Upon the termination of any Extension
Period and the payment of all amounts then due, Continental may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Continental has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. If the Property Trustee is the sole holder of the Convertible Subordinated Debentures, Continental will give the Regular Trustees and the Property
Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) if applicable, the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees will give notice of Continental's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee is not the sole holder of the Convertible Subordinated Debentures, Continental shall give the holders of the Convertible Subordinated Debentures notice of its selection of such Extension Period at least ten (10) Business Days prior to the earlier of (i) the Interest Payment Date or (ii) if applicable, the date upon which Continental is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Convertible Subordinated Debentures of the record or payment date of such related interest payment.

Conversion into Class B common stock

      The Convertible Subordinated Debentures will be convertible into Class B common stock at the option of the holders of the Convertible Subordinated Debentures at any time at the initial conversion price of $48.36 principal amount of Convertible Subordinated Debentures per share of Class B common stock, subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The procedures for conversion of the Convertible Subordinated Debentures for Class B common stock will be as described under "Description of the Preferred Securities--Conversion Rights." No fractional shares will be issued upon conversion. In lieu thereof, cash will be paid by Continental based upon the Current Market Price of Class B common stock on the date the conversion notice was received by the Conversion Agent. Holders of Convertible Subordinated Debentures may obtain copies of the required form of conversion notice from the Conversion Agent. Continental's delivery to the holders of the Convertible Subordinated Debentures (through the Conversion Agent or otherwise) of the whole number of shares of Class B common stock into which the Convertible Subordinated Debentures so delivered are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Continental's obligation to pay the principal amount of such Convertible Subordinated Debentures, and the accrued and unpaid interest thereon, including any Additional Interest (other than any Additional Amounts), and no payment shall be made for accrued interest, whether or not in arrears. If, however, any Convertible Subordinated Debenture is converted after any record date for the payment of interest and on or prior to the related interest payment date, the interest payable on such succeeding interest payment date with respect to such Convertible Subordinated Debenture shall be paid despite such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

Additional Interest

      If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Continental will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Certain Covenants

      In the Indenture, Continental has covenanted that, so long as any Convertible Subordinated Debentures are outstanding, if
(i) there shall have occurred and be continuing an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Convertible Subordinated Debentures, (ii) Continental shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) Continental shall have given notice of its election to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then Continental will not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class, or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Continental that rank pari passu with or junior to the Convertible Subordinated Debentures (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries).

      For so long as the Trust Securities remain outstanding, Continental has agreed to (i) directly or indirectly maintain 100% ownership of the Common Securities of the Trust, provided, however, that any permitted successor of Continental under the Indenture may succeed to Continental's ownership of such Common Securities and (ii) use its reasonable efforts to cause the Trust to (x) remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Restrictions

      The Indenture provides that Continental shall not consolidate with or merge with or into any other corporation or person, or, directly or indirectly, convey, transfer or lease all or substantially all of the properties and assets of Continental on a consolidated basis to any person, unless either Continental is the continuing corporation or such corporation or person expressly assumes by supplemental indenture all the obligations of Continental under the Indenture and the Convertible
Subordinated Debentures, no default or Event of Default under the Indenture shall exist immediately after the transaction, and the surviving corporation or such person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

Events of Default

      The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to the Convertible Subordinated Debentures: (i) failure for 30 days to pay interest on the Convertible Subordinated Debentures, including any Additional Interest, Compounded Interest and Liquidated Damages in respect thereof, when due, provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest, Compounded Interest or Liquidated Damages) for this purpose; or
(ii) failure to pay principal of or premium, if any, on the Convertible Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by Continental to issue and deliver shares of Class B common stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; or (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Subordinated Debentures; or (v) the dissolution, winding up or termination of the Issuer, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities in Liquidation of the Issuer or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of Continental.

      The Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Convertible Subordinated Debentures may declare the principal of and interest (including any Additional Interest, Compounded Interest and Liquidated Damages) on the Convertible Subordinated Debentures due and payable immediately on the occurrence of an Event of Default with respect to the Convertible Subordinated Debentures; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "--Modification of the Indenture."

      A default under any other indebtedness of Continental or the Trust would not constitute an Event of Default under the Convertible Subordinated Debentures.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default with respect to the Convertible Subordinated Debentures occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Subordinated Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

      No holder of any Convertible Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default with respect to the Convertible Subordinated Debentures, and if the Issuer is not the sole holder of Convertible Subordinated Debentures, unless the holders of at least 25% in aggregate principal amount of the outstanding Convertible Subordinated Debentures shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Subordinated Debentures for enforcement of payment of the principal of or interest (including any Additional Interest, Compounded Interest and Liquidated Damages) on such Convertible Subordinated Debenture on or after the respective due dates expressed in such Convertible Subordinated Debenture.

      The holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures may, on behalf of the holders of all the Convertible Subordinated Debentures, waive any past default, except a default in the payment of principal, premium, if any, or interest (including any Additional Interest, Compounded Interest and Liquidated Damages) on the Convertible Subordinated Debentures. However, while any of the Preferred Securities are outstanding, the Indenture does not permit the waiver of any Event of Default with respect to the Convertible Subordinated Debentures without the consent of holders of 66 2/3% in aggregate liquidation amount of the Preferred Securities then outstanding.

      The Property Trustee is the initial holder of the Convertible Subordinated Debentures. An Event of Default with respect to the Convertible Subordinated Debentures also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Subordinated Debentures . See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), the Company acknowledges that a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Subordinated Debentures held by the Trust or the Property Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

      Continental is required to file annually with the Indenture
Trustee and the Property Trustee a certificate as to whether or not Continental is in compliance with all the conditions and covenants under the Indenture.

Modification of the Indenture

      The Indenture contains provisions permitting Continental and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures, to modify the Indenture or the rights of the holders of Convertible Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Subordinated Debenture affected thereby,
(i) extend the stated maturity of the Convertible Subordinated Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Subordinated Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture.

      In addition, Continental and the Indenture Trustee may execute, without the consent of any holder of Convertible

Subordinated Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

Governing Law

      The Indenture and the Convertible Subordinated Debentures are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Indenture Trustee

      The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Book-Entry and Settlement

      If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event, the Convertible Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Convertible Subordinated Debentures represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Convertible Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

      The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

      Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no

Global Security representing Convertible Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

The Depositary

      If Convertible Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Convertible Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-entry-only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Continental may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Global Securities.

      None of Continental, the Trust, the Indenture Trustee, any paying agent and any other agent of Continental or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary's Services

      A Global Security shall be exchangeable for Convertible Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Continental that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Continental, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Subordinated Debentures registered in such names as the

Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

Miscellaneous

      The Indenture provides that Continental will pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including, but not limited to, the fees and expenses of the Continental Trustees and any taxes and the costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

     EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED
                   DEBENTURES AND THE GUARANTEE

      As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Subordinated Debentures.

      As long as payments of interest and other payments are made when due on the Convertible Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Continental shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any costs or expenses of the Trust; and (iv) the Declaration further provides that the Continental Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

      Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Continental as and to the extent set forth under "Description of the Guarantee." If Continental does not make interest payments on the Convertible Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Subordinated Debentures held by the Trust as its sole asset.

     If Continental fails to make interest or other payments on the Convertible Subordinated Debentures when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Subordinated Debentures, including proceeding directly against Continental to enforce the Convertible Subordinated Debentures. If the Indenture Trustee fails to enforce its rights under the Convertible Subordinated

Debentures, a holder of Preferred Securities may institute a legal proceeding directly against Continental to enforce the Indenture Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Indenture Trustee or any other person or entity, including the Trust. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee by the Company of amounts due on the Preferred Securities. See "Description of the Guarantee--General."

      Continental's obligations under the Declaration, the Guarantee, the Indenture and the Convertible Subordinated
Debentures, in the aggregate provides a full and unconditional guarantee on a subordinated basis by Continental of payments due on the Preferred Securities. See "Description of the Guarantee--General" and "Description of the Convertible
Subordinated Debentures--Events of Default."

                   DESCRIPTION OF CAPITAL STOCK

      The current authorized capital stock of the Company consists of 50,000,000 shares of Class A common stock, 200,000,000 shares of Class B common stock and 50,000,000 shares of Class D common stock (the "Class D Common Stock") (such classes of common stock referred to collectively as the "common stock"), and 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). On June 26, 1996, the Company announced a 2-for-1 stock split with respect to the Company's Class A common stock and Class B common stock, which was distributed on July 16, 1996 to stockholders of record as of July 2, 1996. As of June 30, 1996 and after giving effect to such stock split, there were 9,280,000 outstanding shares of Class A common stock, 46,631,326 outstanding shares of Class B common stock and 421,717 outstanding shares of Series A 12% Cumulative Preferred Stock.

      Pursuant to the Reorganization, on April 27, 1993 the Company issued 1,900,000 shares of Class A common stock and 5,042,368 shares of Class B common stock to a distribution agent for the benefit of the Company's general unsecured nonpriority prepetition creditors ("Prepetition Creditors"). As of June 30, 1996, there remained 582,906 shares of Class A common stock and 1,524,548 shares of Class B common stock (after giving effect to the recent 2-for-1 stock split), and approximately $1 million of cash available for distribution. Pending resolution of certain disputed claims, a distribution agent will continue to hold undistributed Class A common stock and Class B common stock and will vote such shares of each class pro rata in accordance with the vote of all other shares of such class on any matter submitted to a vote of stockholders. Also pursuant to the Reorganization, the Company issued 493,621 shares of Class B common stock to its retirement plan.

      The following summary description of capital stock accurately describes the material matters with respect thereto, but is not intended to be complete and reference is made to the provisions of the Company's Certificate of Incorporation and Bylaws and the agreements referred to in this summary description. As used in this section, except as otherwise stated or required by context, each reference to Air Canada or Air Partners includes any successor by merger, consolidation or similar transaction and any wholly owned subsidiary of such entity or such successor.

Common Stock--All Classes

      Holders of common stock of all classes participate ratably as to any dividends or distributions on the common stock, except that dividends payable in shares of common stock, or securities to acquire common stock, are paid in common stock, or securities to acquire common stock, of the same class as that upon which the dividend or distribution is being paid. Upon any liquidation, dissolution or winding up of the Company, holders of common stock of all outstanding classes are entitled to share ratably the assets of the Company available for distribution to the stockholders, subject to the prior rights of holders of any outstanding Preferred Stock. Holders of common stock have no preemptive, subscription, conversion or redemption rights (other than the conversion rights of holders of Class A common stock described under "--Class B Common Stock and Class A Common Stock" and the anti-dilution rights described under "--Corporate Governance and Control"), and are not subject to further calls or assessments. Holders of common stock have no right to cumulate their votes in the election of directors. All classes of common stock vote together as a single class, subject to the right to a separate class vote in certain instances required by law and to the rights of holders of Class D common stock to vote separately as a class to elect directors as described under "--Special Classes of Common Stock."

Class B Common Stock and Class A Common Stock

      The holders of Class B common stock are entitled to one vote per share, and the holders of Class A common stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders, except that voting rights of non-U.S. citizens are limited as set forth below under "--Limitation on Voting by Foreign Owners" and no holder of Class D common stock can vote any of its Class B common stock for the election of directors (see "--Special Classes of Common Stock").

      Air Canada and Air Partners owned as of May 31, 1996 in the aggregate approximately 19.8% of the outstanding Class A common stock and Class B common stock, representing approximately 43.3% of total voting power (after conversion by Air Canada of its Class A common stock into Class B common stock, but excluding the exercise of warrants held by Air Partners) and Air Partners has warrants to acquire an additional 6,765,264 shares of Class B common stock and 3,039,468 of Class A common stock (together representing approximately 21% of total voting power, assuming exercise of such warrants).

      At any time after January 1, 1997 shares of Class A common stock will become freely convertible into an equal number of shares of Class B common stock. Because the Class A common stock has ten votes per share and the Class B common stock has one vote per share, any such conversion would effectively increase the relative voting power of those Class A stockholders who do not convert.

      Limitation on Voting by Foreign Owners

      The Company's Certificate of Incorporation defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)." Such restrictions currently require that no more than 25% of the voting stock of the Company be owned or controlled, directly or indirectly, by persons who are not U.S. Citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, and that the Company's president and at least two-thirds of its other managing officers and directors be U.S. Citizens. For purposes of the

Certificate of Incorporation, "U.S. Citizen" means (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States. The Certificate of Incorporation provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record") maintained by the Company for the registration of ownership of voting stock by Foreigners. The Company's Bylaws further provide that no shares will be registered on the Foreign Stock Record if the amount so registered would exceed the Foreign Ownership Restrictions or adversely affect the Company's operating certificates or authorities. Registration on the Foreign Stock Record is made in chronological order based on the date the Company receives a written request for registration, except that certain shares acquired by Air Partners in connection with its original investment in the Company that are subsequently transferred to any Foreigner are entitled to be registered prior to, and to the exclusion of, other shares. Shares currently owned by Air Canada and registered on the Foreign Stock Record constitute a portion of the shares that may be voted by Foreigners under the Foreign Ownership Restrictions.

Corporate Governance and Control

      Board of Directors

      The Certificate of Incorporation provides that the Company's Board of Directors shall consist of such number of directors as may be determined from time to time by the Board of Directors in accordance with the Bylaws. The Board of Directors currently consists of twelve directors to be elected by holders of common stock, subject to the rights of holders of preferred stock to elect additional directors as set forth in any preferred stock designation.

      Business Combinations

      The Certificate of Incorporation provides that the Company is not governed by Section 203 of the General Corporation Law of Delaware that, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

      Anti-dilution Rights of Air Partners

      Pursuant to the Certificate of Incorporation, Air Partners has the right to purchase from the Company additional shares of Class B common stock to the extent necessary to maintain its pro rata ownership of the outstanding Class B common stock. Such anti-dilution rights terminate as to Air Partners if the total voting power of the common stock beneficially owned by it is less than 20% of the total voting power of all of the outstanding common stock. Because Air Partners currently does not own any Class B common stock, such anti-dilution rights are not operative.

      Procedural Matters

      The Company's Bylaws require stockholders seeking to nominate directors or propose other matters for action at a stockholders' meeting to deliver notice thereof to the Company certain specified periods in advance of the meeting and to follow certain other specified procedures.

      Change in Control

      The cumulative effect of the provisions of the Certificate of Incorporation and Bylaws referred to under this heading "Description of Capital Stock," and the Stockholders' Agreement is to maintain certain rights of the Air Partners to elect directors and otherwise to preserve its relative ownership and voting positions. These provisions may have the effect of delaying, deferring or preventing a change in control of the Company.

Special Class of Common Stock

      The Certificate of Incorporation authorizes Class D common stock as a mechanism to provide, under certain circumstances, a specified level of Board representation for Air Partners. No shares of Class D common stock are currently outstanding, and they may only be issued in limited circumstances upon conversion of Class A common stock held by Air Partners. Air Partners has the option, which may be exercised only once, to convert all (but not less than all) shares of Class A common stock held by it into an equal number of shares of Class D common stock. Such right of conversion is further conditioned upon Air Partners' holding common stock having at least 20% of the total voting power of all classes of common stock.

      After such conversion, Air Partners is entitled to elect one-third of the number of directors determined by the Board of Directors pursuant to the Bylaws (rounded to the nearest whole number), voting as a separate class. When shares of Class D common stock are outstanding, Air Partners may not vote any of its shares of Class B common stock for the election of directors; and if Air Partners becomes the beneficial owner of any additional shares of Class A common stock during such time, such shares will automatically be converted into Class D common stock. Each share of Class D common stock has ten votes and, as to matters other than the election of directors, votes together with all other classes of common stock as a single class. In the event the voting power of all common stock held by Air Partners represents less than 20% of the voting power of all classes of common stock, all Class D common stock held by Air Partners will automatically convert into an equal number of shares of Class A common stock. Shares of Class D common stock also convert automatically into an equal number of shares of Class A common stock upon the transfer of record or beneficial ownership of such Class D common stock to any person other than certain related parties of the original holder. Air Partners may also at any time voluntarily convert all (but not less than all) shares of Class D common stock held by it into an equal number of shares of Class A common stock. All shares of Class D common stock surrendered by Air Partners for conversion into Class A common stock will be canceled and may not be reissued.

Redeemable Preferred Stock

      The Company has authorized and issued a class of preferred stock, designated as Series A 12% Cumulative Preferred Stock.

      Holders of the Series A 12% Preferred are entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends payable quarterly in additional shares of such preferred stock for dividends accumulating through December 31, 1996. Thereafter dividends are payable in cash at an annual rate of $12 per share; provided, however, that to the extent net income (as defined in the certificate of designation for the preferred stock) for any calendar quarter is less than the amount of dividends due on all outstanding shares of the Series A 12% Preferred for such quarter, the Board of Directors may declare dividends payable in additional shares of Series A 12% Preferred in lieu of cash. At any time, the Company may redeem, in whole or in part, on a pro rata basis among the stockholders, any outstanding shares of the Series A 12% Preferred. All outstanding shares of the Series A 12% Preferred are mandatorily redeemable on April 27, 2003 out of legally available funds. The redemption price is $100 per share plus accrued and unpaid dividends. Shares of the Series A 12% Preferred are not convertible into shares of common stock and such shares do not have voting rights, except under limited circumstances described in the following two paragraphs. Shares of the Series A 12% Preferred have a liquidation preference of $100 per share plus accrued and unpaid dividends, senior to any distribution on shares of common stock.

      In the event the Company violates certain covenants set forth in the certificate of designation relating to the Series A 12% Preferred, or fails to pay the full amount of dividends on the preferred stock for nine consecutive quarterly payment dates or shall not have redeemed the preferred stock within five days of the date of any redemption of which the Company has given, or is required to give, notice (a "Default"), the holders of the Series A 12% Preferred as to which a Default exists, voting (subject to the Foreign Ownership Restrictions) together as one class, are entitled to elect one member of the Board of Directors. In the event the Company pays in full all dividends accrued on the preferred stock for three consecutive payment dates following such Default (and no dividend arrearages exist as to such stock), or otherwise cures any other default that gives rise to such voting rights, the holders of the Series A 12% Preferred will cease to have the right to elect a director.

      The consent or approval of the holders of a majority of the then-outstanding shares of Series A 12% Preferred is required for the creation of certain classes of senior or parity stock, certain mergers or sales of substantially all of the Company's assets, the voluntary liquidation or dissolution of the Company and amendments to the terms of the preferred stock that would adversely affect the Series A 12% Preferred.

      The Board of Directors of the Company has the authority, without any vote by the stockholders, to issue additional shares of preferred stock, up to the number of shares authorized in the Certificate of Incorporation, as it may be amended from time to time, in one or more series, and to fix the number of shares constituting any such series, the designations, preferences and relative rights and qualifications of such series, including the voting rights, dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series.

Limitation of Director Liability and Indemnification

      The Company's Certificate of Incorporation provides, to the fullest extent permitted by Delaware law as it may from time to time be amended, that no director shall be liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director. As required under current Delaware law, the Company's Certificate of Incorporation and Bylaws provide that such waiver may not apply to liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction from which the director derived any improper personal benefit. However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation further provides that the Company will indemnify each of its directors and officers to the full extent permitted by Delaware law and may indemnify certain other persons as authorized by law. The foregoing provisions do not eliminate any monetary liability of directors under the federal securities laws.

                  SHARES ELIGIBLE FOR FUTURE SALE

      As of June 30, 1996 (except as described below), Continental had a total of 9,280,000 shares of Class A common stock and 46,631,326 shares of Class B common stock outstanding. As of such date, approximately 582,906 shares of Class A common stock and approximately 1,524,548 shares of Class B common stock were held in trust by a distribution agent pending resolution of certain disputed claims and subsequent distribution to, or sale for the benefit of, Prepetition Creditors. Upon distribution to Prepetition Creditors, these shares will also be freely tradable. An independent investment manager has discretion over the continued holding or sale of the 100,000 shares of Class B common stock held in trust for the benefit of the Company's retirement plan. All of the above numbers of shares of Class A common stock and Class B common stock give effect to the 2-for-1 stock split announced by Continental on June 26, 1996 and payable on July 16, 1996 to holders of record of Continental's Class A common stock and Class B common stock on July 2, 1996.

      Shares of Class A common stock and Class B common stock held by Air Partners and Air Canada are "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. The Company has granted Air Partners and
Air Canada extensive demand and incidental registration rights to have their common stock registered under the Securities Act in connection with proposed sales of such stock. Each of Air Canada and Air Partners have entered into agreements with Continental restricting, prior to December 16, 1996, the disposition of Continental stock held by either of them. Air Canada has indicated its intention to dispose of its remaining equity interest in the Company by early 1997, subject to market conditions. See "Recent Developments."

                      UNITED STATES TAXATION

General

      This section is a summary of the material United States federal income tax considerations that may be relevant to the purchasers of Preferred Securities and represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Continental and the Trust, insofar as it relates to matters of law and legal conclusions. The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

      No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion generally focuses on holders of Preferred Securities who are individual citizens or residents of the United States and who hold Preferred Securities as capital assets. This discussion has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens. Accordingly, each prospective purchaser of Preferred Securities should consult, and should rely exclusively on, the purchaser's own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

Classification of the Convertible Subordinated Debentures

      With respect to the Convertible Subordinated Debentures, Cleary, Gottlieb, Steen & Hamilton, special counsel to Continental and the Trust, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Convertible Subordinated Debentures held by the Trust are classified for United States federal income tax purposes as indebtedness of Continental.

Classification of the Trust

      With respect to the Preferred Securities, Cleary, Gottlieb, Steen & Hamilton, special counsel to Continental and the Trust, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of the Convertible Subordinated Debentures.

Potential Extension of Interest Payment Period and Original Issue
Discount

      Because Continental has the option, under the terms of the Convertible Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Subordinated Debentures will be treated as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Subordinated Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Convertible Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

      Because income on the Preferred Securities will constitute OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

Market Discount and Acquisition Premium

      Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Subordinated Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Receipt of the Convertible Subordinated Debentures or Cash Upon
Liquidation of the Trust

      Under certain circumstances, as described under "Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution," the Convertible Subordinated Debentures may be distributed to holders of Preferred Securities upon a liquidation of the Trust. Under current United States federal income tax law, such a distribution would be treated as a nontaxable exchange to each such holder and would result in such holder having an aggregate tax basis in the Convertible Subordinated Debentures received in the liquidation equal to such holder's aggregate tax basis in the Preferred Securities immediately before the distribution. A holder's holding period in the Convertible Subordinated Debentures so received in liquidation of the Trust would include the period for which such holder held the Preferred Securities. If, however, a Tax Event occurs which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities. Under certain circumstances described herein (see "Description of the Preferred Securities"), the Convertible Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Disposition of Preferred Securities."

Disposition of Preferred Securities

      A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale.

      The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A holder that disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Exchange of Preferred Securities for Continental Class B Common
Stock

      A holder of Preferred Securities will not recognize gain or loss upon the exchange, through the Conversion Agent, of Preferred Securities for a proportionate share of the Convertible
Subordinated Debentures held by the Trust.

      A holder of Preferred Securities will not recognize gain or loss upon the conversion, through the Conversion Agent, of the Convertible Subordinated Debentures into Continental Class B common stock. A holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Continental Class B common stock equal to the amount of cash received less such holder's tax basis in such fractional share. The tax basis of a holder of Preferred Securities in Continental Class B common stock received upon exchange and conversion should generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and such holder's holding period in Continental Class B common stock generally begin on the date the holder of the Preferred Securities acquired the Preferred Securities delivered to the Conversion Agent for exchange.

Adjustment of the Conversion Price

      Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from Continental in the event the conversion ratio of the Convertible Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Continental Class B common stock into which the Convertible Subordinated Debentures is convertible) of the holders of the Preferred Securities in the assets or earnings and profits of Continental were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to Continental Class B common stock. Thus, under certain circumstances, a reduction in the conversion price for the holders of Preferred Securities may result in deemed dividend income to such holders to the extent of the current or accumulated earnings and profits of Continental. Holders of Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto. Corporate holders of Preferred Securities may be eligible for a dividends received deduction with respect to such amount. In addition, the holders of the Preferred Securities will receive a basis increase with respect to the Convertible Subordinated Debentures and the Preferred Securities in an amount equal to such deemed dividend.

Effect of Proposed Changes in Tax Laws

      The Clinton Administration has proposed statutory changes in the Federal income tax rules relating to financial instruments. Under one such proposal, debt with a maximum maturity of more than 20 years that is not shown as debt on the applicable balance sheet of the issuer would be characterized as equity of the issuer, with the result that interest would be nondeductible to the issuer. If this proposal were enacted and applied to the Preferred Securities, a Tax Event would occur.

      The Company has been advised by counsel that, under certain transition rules contained in the proposed legislation, the Preferred Securities would not be subject to such legislation. Moreover, the Chairman of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Members of the House Ways and Means Committee, have publicly indicated that the proposals, if enacted, would not apply prior to the date of "appropriate Congressional action." Thus, the Company believes such proposed legislation, if ultimately enacted, will not apply to the Preferred Securities.
Nevertheless, no absolute assurance can be given in this regard.

United States Alien Holders

      For purposes of this discussion, a "United States Alien Holder" is any holder that is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of Preferred Securities.

      Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

      (i) payments by the Trust or any of its paying agents to any holder of Preferred Securities that is a United States Alien Holder should not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Preferred Securities does not actually or constructively (including by virtue of its interest in the underlying Convertible Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of Continental entitled to vote, (b) the beneficial owner of the Preferred Securities is not a controlled foreign corporation that is related to Continental through stock ownership, and (c) either (x) the beneficial owner of the Preferred Securities certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Preferred Securities is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and such holder certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

      (ii) a United States Alien Holder of Preferred Securities who is a natural person generally should not be subject to United States federal withholding tax on any gain realized on the sale or exchange of Preferred Securities unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

      In the event that Preferred Securities were characterized as stock or other equity of Continental, payments to a holder could be characterized as dividends and subject to a 30% withholding tax or such lesser amount as may be provided under an applicable treaty. If a United States Alien Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Subordinated Debentures, as described above under "--Adjustment of the Conversion Price," such deemed dividend will be subject to a 30% withholding tax (or a lesser amount under an applicable treaty).

Backup Withholding and Information Reporting

      Subject to the qualifications discussed below, income on the Preferred Securities will be reported to holders on Forms
1099, which forms should be mailed to holders of Preferred
Securities by January 31 following each calendar year.

      The Trust will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the OID related to the Convertible Subordinated Debentures that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Initial Purchasers will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than the Trust.

      Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF PREFERRED SECURITIES. HOLDERS OF PREFERRED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE,

LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF
CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                       ERISA CONSIDERATIONS

      Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

      In any case, Continental and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the Code) with respect to which Continental or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

      As a result, Plans with respect to which Continental or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

                         SELLING HOLDERS

     The Preferred Securities were originally issued by the Trust and sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. (the "Initial Purchasers"), in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Preferred Securities, any Convertible Subordinated Debentures and Continental Class B common stock issued upon conversion of the Preferred Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the Selling Holders and the respective number of Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders and the Property Trustee. Kidder, Peabody & Co. Incorporated (an affiliate of Kidder, Peabody Group Inc. Retirement Plan for Salaried and Commissioned Employees Trust), Lehman Brothers, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NatWest Securities Limited (an affiliate of NatWest Securities Corporation #2), and Salomon Brothers Inc have in the past provided to Continental and/or its affiliates investment banking and/or investment advisory services for which they have received customary fees, and may in the future provide such services. Fidelity Convertible Securities Fund and Fidelity Equity-Income Fund are advised by Fidelity Management & Research Company. Fidelity Management & Research Company and Fidelity Management Trust Company each are wholly owned subsidiaries of FMR Corp., a principal stockholder of the Company. As of April 30, 1996, FMR Corp. held approximately 16.6% of Continental's outstanding Class B common stock and approximately 4.3% of the general voting power of its common stock. General Electric Company and certain of its affiliates (which are related to or affiliated with General Electric Pension Trust, GE S&S Program Mutual Fund, GE Investments Group Trust, GE U.S. Equity Trust, a series of GE Funds, GE Investments Canada Fund and GE U.S. Equity Portfolio, a series of Variable Investment Trusts) have or have had various business relationships with the Company, including as a secured lender and a supplier of certain equipment and services to the Company.


                                                     Number of
                                                     Preferred
Selling Holder                                      Securities
- --------------                                      ----------
Income Fund of America Inc. . . . . . . . . . . . .    450,000
Lipco Partners L.P. . . . . . . . . . . . . . . . .    405,000
Alpine Associates . . . . . . . . . . . . . . . . .    400,000
Oppenheimer Main Street Funds Inc. for the
account of Oppenheimer Main Street Income
& Growth Fund . . . . . . . . . . . . . . . . . . .    400,000
Oppenheimer Equity Income Fund. . . . . . . . . . .    250,000
Fidelity Financial Trust: Fidelity
Convertible Securities Fund(1). . . . . . . . . . .    246,000
Fidelity Management Trust Company(2). . . . . . . .    165,600
Fidelity Devonshire Trust: Fidelity
Equity-Income Fund(1) . . . . . . . . . . . . . . .    103,700
Merrill Lynch, Pierce, Fenner & Smith
Incorporated  . . . . . . . . . . . . . . . . . . .    100,000
Nomura Securities (Bermuda) Ltd.  . . . . . . . . .    100,000
STI Classic Capital Growth Fund   . . . . . . . . .    100,000
TQA Vantage Fund Ltd. . . . . . . . . . . . . . . .    100,000
General Electric Pension Trust  . . . . . . . . . .     90,000
Lehman Brothers, Inc. . . . . . . . . . . . . . . .     80,000
Vista Growth & Income Fund  . . . . . . . . . . . .     75,000
Equitable Life Assurance Separate
Account - Convertibles  . . . . . . . . . . . . . .     54,000
Commonwealth Life Ins. Co. -
Stock TRAC (Teamsters I)  . . . . . . . . . . . . .     50,000
NatWest Securities Corporation #2 . . . . . . . . .     50,000
JMG Convertible Investments . . . . . . . . . . . .     47,000
Southport Management Partners L.P.  . . . . . . . .     40,000
Salomon Brothers Inc  . . . . . . . . . . . . . . .     39,900
GE S&S Program Mutual Fund  . . . . . . . . . . . .     39,792
Southport Partners International Ltd. . . . . . . .     30,000
Hudson River Trust Balanced Portfolio   . . . . . .     28,200
Carrigaholt Capital (Bermuda) L.P.  . . . . . . . .     25,000
Allstate Insurance Company. . . . . . . . . . . . .     20,000
Ince & Co.  . . . . . . . . . . . . . . . . . . . .     20,000
McMahan Securities Co. L.P. . . . . . . . . . . . .     20,000
Hudson River Trust Growth Investors . . . . . . . .     19,200
Equitable Life Assurance Separate
Account - Equity Pooled . . . . . . . . . . . . . .     15,000
The Class IC Company, Ltd.  . . . . . . . . . . . .     13,000
Employers Reinsurance Corporation . . . . . . . . .     11,983
Hudson River Trust Growth & Income Portfolio  . . .     11,100
GE Investments Group Trust  . . . . . . . . . . . .      9,564
Michael Angelo, L.P.  . . . . . . . . . . . . . . .      7,500
Raphael, L.P. . . . . . . . . . . . . . . . . . . .      7,500
Equitable Life Assurance Separate
Account - Equity Pension Plus . . . . . . . . . . .      6,600
Ronald Special  . . . . . . . . . . . . . . . . . .      5,500
Mass State Teachers Retirement Trust  . . . . . . .      5,000
STI Classic Balanced Fund   . . . . . . . . . . . .      5,000
GE U.S. Equity Trust, a series of GE Funds. . . . .      3,436
Minnesota State Board of Investment Assigned
Risk Plan . . . . . . . . . . . . . . . . . . . . .      2,180
Vista Equity Income Fund  . . . . . . . . . . . . .      2,000
Chrysler Corporation Master Retirement Trust. . . .      1,802
GE Investments Canada Fund .  . . . . . . . . . . .      1,246
Her Majesty the Queen in Right of the Province
of Alberta as represented by the Provincial
Treasurer . . . . . . . . . . . . . . . . . . . . .      1,199
Baftelle Huntington National Pension Trust  . . . .      1,153
Commonwealth Edison Pooled Fund . . . . . . . . . .        867
Kidder, Peabody Group Inc. Retirement Plan
for Salaried and Commissioned Employees Trust . . .        767
GE U.S. Equity Portfolio, a series of Variable
Investment Trusts . . . . . . . . . . . . . . . . .        224
Any other holder of Preferred Securities or
future transferee from any such holder  . . . . . .  1,335,987
                                                    ----------
Total   . . . . . . . . . . . . . . . . . . . . . .  4,997,000
                                                    ==========
__________________

(1) Each of such entities is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under
     Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such entities mentioned above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation.

(2) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC") serves as trustee or investment manager. FMTC is a wholly-owned subsidiary of FMR and a bank as defined in
     Section 3(a)(6) of the Securities Exchange Act of 1934, as amended.


None of the other Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates, except as noted above. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Preferred Securities, the Convertible Subordinated Debentures or the Continental Class B common stock issuable upon conversion of the Preferred Securities, no estimate can be given as to the amount of the Preferred Securities, the Convertible Subordinated Debentures or the Continental Class B common stock issuable upon conversion of the Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities, since the date on which they provided the information regarding their Preferred Securities, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                       PLAN OF DISTRIBUTION

      The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

      To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

      The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

      Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                           LEGAL MATTERS

      The validity of the Convertible Subordinated Debentures and the Guarantee, and certain United States Federal income taxation matters with respect to the Convertible Subordinated Debentures, the Preferred Securities and Section 382, will be passed upon for the Issuer and the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York, the validity of the Preferred Securities will be passed upon for the Issuer and the Company by Richards, Layton & Finger and the validity of any Continental
Class B common stock issuable upon conversion of the Preferred Securities will be passed upon for the Issuer and the Company by Jeffery A. Smisek, General Counsel of Continental.

                              EXPERTS

      The consolidated financial statements (including schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) as of December 31, 1995 and 1994, and for the two years ended December 31, 1995 and the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 to April 27, 1993, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

=====================================  ====================================

No dealer, salesperson or                   CONTINENTAL AIRLINES FINANCE
other person has been                                  TRUST
authorized to give any
information or to make any
representations not contained
in this prospectus and, if                           4,997,000
given or made, such
information or representation
must not be relied upon as
having been authorized by                     8 1/2% Convertible Trust
Continental Airlines, Inc. or                        Originated
Continental Airlines Finance
Trust or any of their agents.                   Preferred Securities
This prospectus does not
constitute an offer to sell or
a solicitation of an offer to
buy any of the securities                    Fully and Unconditionally
offered hereby in any                              Guaranteed by,
jurisdiction to any person to
whom it is unlawful to make                     and convertible into
such offer or solicitation in
such jurisdiction.  Neither                   Class B common stock of,
the delivery of this
prospectus nor any sale made
hereunder shall, under any
circumstances, create any                    Continental Airlines, Inc.
implication that the
information contained herein
is correct as of any time
subsequent to the date hereof
or that there has been no
change in the affairs of
Continental Airlines, Inc. or
Continental Airlines Finance
Trust since such date.
           ---------------

          TABLE OF CONTENTS

                                  Page
Available Information........       4
Incorporation of Certain
  Documents by Reference.....       4
Risk Factors.................       6
Continental Airlines
  Finance Trust..............      14               PROSPECTUS
The Company..................      16
Recent Developments..........      16
Ratio of Earnings to
  Combined Fixed Charges
  and Preferred Stock
  Dividends..................      18           Dated        , 1996
Use of Proceeds..............      18
Selected Financial Data......      19
Description of the Preferred
Securities...................      21
Description of the
  Guarantee..................      35
Description of the
  Convertible Subordinated
  Debentures.................      38
Effect of Obligations
  Under the Convertible
  Subordinated Debentures
  and the Guarantee..........      47
Description of Capital
  Stock......................      49
Shares Eligible for
  Future Sale................      53
United States Taxation.......      53
ERISA Considerations.........      57
Selling Holders..............      58
Plan of Distribution.........      59
Legal Matters................      60
Experts......................      60

=====================================    ====================================

                              PART II



              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the distribution of the securities being registered hereunder, other than underwriting discounts and commissions, are:

      Securities and Exchange Commission
       registration filing fee...................... $ 115,018
      Blue Sky qualification fees and
       expenses, including legal fee................    10,000
      Printing and engraving expenses...............   144,473
      Transfer agent and trustee fees
       and expenses.................................    10,850
      Accounting fees and expenses..................   209,947
      Legal fees and expenses.......................   425,030
      Miscellaneous.................................     9,682
      Total......................................... $ 925,000


Item 15.  Indemnification of Directors and Officers of the
Company.

      The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

      "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

      "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the . . . GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

      The Company maintains directors' and officers' liability insurance.

      INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST

      The Declaration of the Trust provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of the Trust, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates or any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such indemnified Person reasonably believed to be within the scope of the authority conferred on such

Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that to the fullest extent permitted by applicable law, Continental shall indemnify and hold harmless each Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. The Declaration of the Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Continental prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration. The directors and officers of Continental and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they may not be indemnified by Continental or the Trust. The Selling Holders will be indemnified by Continental and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Continental and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

Item 16.  Exhibits.

  Exhibit No.                     Exhibit Description
  -----------                     -------------------
     4.1* Declaration of Trust of Continental Airlines Finance Trust, dated as of November 17, 1995

     4.2* Amended and Restated Declaration of Trust of Continental Airlines Finance Trust, dated as of November 28, 1995 among Continental Airlines, Inc., as Sponsor, Wilmington Trust Company, as Property Trustee and Delaware Trustee and Lawrence W. Kellner and Jeffery A. Smisek, as Regular Trustees

     4.3* Amendment to the Amended and Restated Declaration of Trust, dated as of May 9, 1996

     4.4*       Indenture for the 8 1/2% Convertible Subordinated
                Debentures, dated as of November 28, 1995 among Continental Airlines, Inc. and Wilmington Trust
                Company, as Trustee

     4.5*       Form of 8 1/2% Preferred Securities (included in
                Exhibit 4.2 above)

     4.6* Form of 8 1/2% Convertible Subordinated Debentures (included in Exhibit 4.4 above)

     4.7* Continental Airlines, Inc. Preferred Securities Guarantee, dated as of November 28, 1995, between Continental Airlines, Inc., as Guarantor, and Wilmington Trust Company, as Preferred Guarantee Trustee

     4.8*       Form of Second Amendment to Amended and Restated
                Declaration of Trust, as amended, as amended

     4.9*       Form of Amendment to Preferred Securities Guarantee

     4.10*      Form of First Supplemental Indenture to Indenture

     5.1* Opinion of Richards, Layton & Finger as to the validity of the Preferred Securities registered hereby

     5.2* Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Convertible Subordinated
                Debentures and Preferred Securities Guarantee registered hereby

     5.3*       Opinion of Jeffery A. Smisek, General Counsel of
                Continental Airlines, Inc., as to the validity of the Class B common stock being registered hereby

     8.1* Opinion of Cleary, Gottlieb, Steen & Hamilton relating to certain tax matters

     10.1* Registration Rights Agreement, dated November 28, 1995, between Continental Airlines Finance Trust, Continental Airlines, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. as Representatives of the several Initial Purchasers

     23.1**     Consent of Ernst & Young LLP

     23.2* Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.1)

     23.3*      Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in its opinion filed as Exhibit 5.2)

     23.4*      Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in its opinion filed as Exhibit 8.1)

     23.5*      Consent of Jeffery A. Smisek, General Counsel of
                Continental Airlines, Inc. (included in his opinion filed as Exhibit 5.3)

     23.6**     Consent of Cleary, Gottlieb, Steen & Hamilton

     24.1*      Powers of Attorney

     25.1*      Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of Wilmington
                Trust Company, as Trustee under the 8 1/2% Convertible Subordinated Debentures Indenture

     25.2*      Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of Wilmington
                Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust

     25.3*      Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of Wilmington
                Trust Company, as Preferred Guarantee Trustee under the Preferred Securities Guarantee


- -------------------

*    Previously filed
**   Filed herewith

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To the extent the registrant intends to rely on section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee under indentures for securities to be used, offered or sold on a delayed basis by or on behalf of the registrant, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of such Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of such Act.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 23, 1996.

                               CONTINENTAL AIRLINES FINANCE TRUST


                               By:  /s/Lawrence W. Kellner
                                  ------------------------------
                                    Lawrence W. Kellner
                                    Regular Trustee


                               By:  /s/ Jeffery A. Smisek
                                  ------------------------------
                                    Jeffery A. Smisek
                                    Regular Trustee

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 23, 1996.

                               CONTINENTAL AIRLINES, INC.


                               By:   /s/ Jeffery A. Smisek
                                  -------------------------------
                                    Jeffrey A. Smisek
                                    Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on July 23, 1996.


          Signature                          Title
          ---------                          -----

                   *
     ----------------------------
     Gordon M. Bethune              President, Chief Executive
                                    Officer (Principal Executive
                                    Officer) and Director


                   *
     ----------------------------
     Lawrence W. Kellner            Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)


                   *
     ----------------------------
     Michael P. Bonds               Staff Vice President and
                                    Controller
                                    (Principal Accounting Officer)
                   *


     ----------------------------
     Thomas J. Barrack, Jr.         Director


                   *
     ----------------------------
     David Bonderman                Director


                   *
     ----------------------------
     Gregory D. Brenneman           Director


                   *
     ----------------------------
     Patrick Foley                  Director


                   *
     ----------------------------
     Douglas H. McCorkindale        Director



     ----------------------------
     George G.C. Parker             Director


                   *
     ----------------------------
     Richard W. Pogue               Director


                   *
     ----------------------------
     William S. Price III           Director


                   *
     ----------------------------
     Donald L. Sturm                Director


                   *
     ----------------------------
     Karen Hastie Williams          Director


                   *
     ----------------------------
     Charles A. Yamarone            Director


*By:  /s/ Jeffery A. Smisek
    --------------------------
      Jeffery A. Smisek,
      Attorney-in-fact

                           EXHIBIT INDEX

  Exhibit No.                     Exhibit Description
  -----------                     -------------------
     4.1* Declaration of Trust of Continental Airlines Finance Trust, dated as of November 17, 1995

     4.2* Amended and Restated Declaration of Trust of Continental Airlines Finance Trust, dated as of November 28, 1995 among Continental Airlines, Inc., as Sponsor, Wilmington Trust Company, as Property Trustee and Delaware Trustee and Lawrence W. Kellner and Jeffery A. Smisek, as Regular Trustees

     4.3* Amendment to the Amended and Restated Declaration of Trust, dated as of May 9, 1996

     4.4*       Indenture for the 8 1/2% Convertible Subordinated
                Debentures, dated as of November 28, 1995 among Continental Airlines, Inc. and Wilmington Trust
                Company, as Trustee

     4.5*       Form of 8 1/2% Preferred Securities (included in
                Exhibit 4.2 above)

     4.6* Form of 8 1/2% Convertible Subordinated Debentures (included in Exhibit 4.4 above)

     4.7* Continental Airlines, Inc. Preferred Securities Guarantee, dated as of November 28, 1995, between Continental Airlines, Inc., as Guarantor, and Wilmington Trust Company, as Preferred Guarantee Trustee

     4.8*       Form of Second Amendment to Amended and Restated
                Declaration of Trust, as amended

     4.9*       Form of Amendment to Preferred Securities Guarantee

     4.10*      Form of First Supplemental Indenture to Indenture

     5.1* Opinion of Richards, Layton & Finger as to the validity of the Preferred Securities registered hereby

     5.2* Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Convertible Subordinated
                Debentures and Preferred Securities Guarantee registered hereby

     5.3*       Opinion of Jeffery A. Smisek, General Counsel of
                Continental Airlines, Inc., as to the validity of the Class B common stock being registered hereby

     8.1* Opinion of Cleary, Gottlieb, Steen & Hamilton relating to certain tax matters

     10.1* Registration Rights Agreement, dated November 28, 1995, between Continental Airlines Finance Trust, Continental Airlines, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. as Representatives of the several Initial Purchasers

     23.1**     Consent of Ernst & Young LLP

     23.2* Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.1)

     23.3*      Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in its opinion filed as Exhibit 5.2)

     23.4*      Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in its opinion filed as Exhibit 8.1)

     23.5*      Consent of Jeffery A. Smisek, General Counsel of
                Continental Airlines, Inc. (included in his opinion filed as Exhibit 5.3)

     23.6**     Consent of Cleary, Gottlieb, Steen & Hamilton

     24.1*      Powers of Attorney

     25.1*      Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of Wilmington
                Trust Company, as Trustee under the 8 1/2% Convertible Subordinated Debentures Indenture

     25.2*      Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of Wilmington
                Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust

     25.3*      Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of Wilmington
                Trust Company, as Preferred Guarantee Trustee under the Preferred Securities Guarantee


- -------------------

*    Previously filed
**   Filed herewith